                                  EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION,
                            GROW ACQUISITION LIMITED

                                      AND

                                  D.O.S. LTD.

                          DATED AS OF JANUARY 3, 1996

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I  THE MERGER....................................................      1
  1.1  The Merger; Effective Time of the Merger..........................      1
  1.2  Closing...........................................................      2
  1.3  Effects of the Merger.............................................      2
  1.4  Liquidation of Surviving Corporation..............................      2

ARTICLE II  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
  THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.................      2
  2.1  Effect on Capital Stock...........................................      2
       (a) Capital Stock of Sub..........................................      2
       (b) Cancellation of Parent-Owned Stock............................      3
       (c) Exchange Ratio for Company Common Stock.......................      3
       (d) Assumption of Stock Options...................................      3
  2.2  Exchange of Certificates..........................................      3
       (a) Exchange Agent................................................      3
       (b) Exchange Procedures...........................................      4
       (c) Distributions with Respect to Unexchanged Shares..............      4
       (d) No Further Ownership Rights in Company Common Stock...........      5
       (e) No Fractional Shares..........................................      5
       (f) Termination of Exchange Fund..................................      5
       (g) No Liability..................................................      5
  2.3  Dissenting Shares.................................................      6
  2.4  Escrowed Shares...................................................      6

ARTICLE III  REPRESENTATIONS AND WARRANTIES..............................      6
  3.1  Representations and Warranties of the Company.....................      6
       (a) Organization, Standing and Power..............................      6
       (b) Capital Structure.............................................      7
       (c) Non-Subsidiaries Equity Investment............................      8
       (d) Authority; No Violations; Consents and Approvals..............      8
       (e) Financial Statements..........................................      9
       (f) Pro Forma Financial Information...............................     10
       (g) Information Supplied..........................................     10
       (h) Absence of Certain Changes or Events..........................     11
       (i) No Undisclosed Material Liabilities...........................     12
       (j) Material Contracts; No Defaults...............................     12
       (k) Compliance with Applicable Laws...............................     13
       (l) Litigation....................................................     14
       (m) Taxes.........................................................     14
       (n) Pension and Benefit Plans; ERISA..............................     16
       (o) Labor Matters.................................................     18

       (p) Intangible Property...........................................     18
       (q) Environmental Matters.........................................     19
       (r) Opinion of Financial Advisor..................................     21
       (s) Vote Required.................................................     21
       (t) Insurance.....................................................     21
       (u) Brokers.......................................................     21
       (v) Tax Matters...................................................     21
       (w) Title.........................................................     21
       (x) Books and Records.............................................     22
       (y) Certain Payments..............................................     22
       (z) Transactions with Related Parties.............................     22
  3.2  Representations and Warranties of Parent and Sub..................     22
       (a) Organization, Standing and Power..............................     22
       (b) Capital Structure.............................................     23
       (c) Non-Subsidiary Equity Investment..............................     24
       (d) Authority; No Violations; Consents and Approvals..............     24
       (e) SEC Documents.................................................     25
       (f) Information Supplied..........................................     26
       (g) Absence of Certain Changes or Events..........................     26
       (h) No Undisclosed Material Liabilities...........................     27
       (i) Material Contracts; No Defaults...............................     27
       (j) Compliance with Applicable Laws...............................     28
       (k) Litigation....................................................     28
       (l) Taxes.........................................................     28
       (m) Pension and Benefit Plans; ERISA..............................     29
       (n) Labor Matters.................................................     31
       (o) Intangible Property...........................................     32
       (p) Environmental Matters.........................................     32
       (q) Opinion of Financial Advisor..................................     33
       (r) Vote Required.................................................     34
       (s) Insurance.....................................................     34
       (t) Brokers.......................................................     34
       (u) Tax Matters...................................................     34
       (v) Interim Operations of Sub.....................................     34
       (w) Title.........................................................     34
       (x) Books and Records.............................................     34
       (y) Certain Payments..............................................     35
       (z) Transactions with Related Parties.............................     35

ARTICLE IV  COVENANTS RELATING TO CONDUCT OF BUSINESS....................     35
  4.1  Conduct of Business by the Company Pending the Merger.............     35
       (a) Ordinary Course...............................................     35
       (b) Dividends; Changes in Stock...................................     35
       (c) Issuance of Securities........................................     36
       (d) Governing Documents...........................................     36
       (e) No Acquisitions...............................................     36

       (f) No Dispositions...............................................     36
       (g) No Dissolution, Etc...........................................     36
       (h) Certain Employee Matters......................................     37
       (i) Indebtedness; Leases; Capital Expenditures....................     37
       (j) No Solicitation...............................................     37
  4.2  Conduct of Business by Parent Pending the Merger..................     38
       (a) Ordinary Course...............................................     38
       (b) Dividends; Changes in Stock...................................     38
       (c) Issuance of Securities........................................     38
       (d) Governing Documents...........................................     39
       (e) No Acquisitions...............................................     39
       (f) No Dispositions...............................................     39
       (g) No Dissolution, Etc...........................................     39
       (h) Certain Employee Matters......................................     39
       (i) Indebtedness; Leases; Capital Expenditures....................     40
       (j) No Solicitation...............................................     40

ARTICLE V  ADDITIONAL AGREEMENTS.........................................     41
  5.1  Preparation of S-4 and the Proxy Statement........................     41
  5.2  Letter of the Company's Accountants...............................     41
  5.3  Letter of Parent's Accountants....................................     41
  5.4  Access to Information.............................................     41
  5.5  Stockholders Meetings.............................................     42
  5.6  Legal Conditions to Merger........................................     42
  5.7  Agreements of Others..............................................     42
  5.8  Listing...........................................................     43
  5.9  Board of Directors and Officers at the Effective Time.............     43
  5.10 Stock Options.....................................................     43
  5.11 Indemnification; Directors' and Officers' Insurance...............     44
  5.12 Registration Rights...............................................     45
  5.13 Public Announcements..............................................     45
  5.14 Other Actions.....................................................     45
  5.15 Advice of Changes; SEC Filings....................................     46
  5.16 Reorganization....................................................     46
  5.17 Change of Control.................................................     46
  5.18 Certain Tax Agreements............................................     46
  5.19 Formation of Sub..................................................     46

ARTICLE VI  CONDITIONS PRECEDENT.........................................     46
  6.1  Conditions to Each Party's Obligation to Effect the Merger........     46
       (a) Stockholder Approval..........................................     47
       (b) Listing.......................................................     47
       (c) Other Approvals...............................................     47
       (d) S-4...........................................................     47
       (e) No Injunctions or Restraints..................................     47
       (f) Subscription Agreement........................................     47

       (g) Escrow Agreement..............................................     47
  6.2  Conditions of Obligations of Parent and Sub.......................     47
       (a) Representations and Warranties................................     47
       (b) Performance of Obligations of the Company.....................     48
       (c) Letters from the Company Affiliates...........................     48
       (d) Tax Opinion...................................................     48
       (e) Fairness Opinion..............................................     48
  6.3  Conditions of Obligations of the Company..........................     48
       (a) Representations and Warranties................................     48
       (b) Performance of Obligations of Parent and Sub..................     49
       (c) Tax Opinion...................................................     49

ARTICLE VII  TERMINATION AND AMENDMENT...................................     49
  7.1  Termination.......................................................     49
  7.2  Effect of Termination.............................................     50
  7.3  Amendment.........................................................     51
  7.4  Extension; Waiver.................................................     52

ARTICLE VIII  GENERAL PROVISIONS.........................................     52
  8.1  Payment of Expenses...............................................     52
  8.2  Nonsurvival of Representations, Warranties and Agreements.........     52
  8.3  Notices...........................................................     52
  8.4  Interpretation....................................................     53
  8.5  Counterparts......................................................     54
  8.6  Entire Agreement; No Third Party Beneficiaries....................     54
  8.7  Governing Law.....................................................     54
  8.8  Severability......................................................     54
  8.9  Assignment........................................................     54

                                  D.O.S. LTD.

                 SCHEDULES TO THE AGREEMENT AND PLAN OF MERGER

Schedule No.          Description
------------          -----------
3.1(a)                - Significant Subsidiaries; Jurisdiction of Incorporation
3.1(b)                - Capital Structure
3.1(c)                - Authority; No Violations; Consents and Approvals
3.1(d)                - SEC Documents
3.1(h)                - No Default
3.1(i)                - Compliance with Applicable Laws
3.1(j)(i)(iii)(iv)    - Litigation
3.1(k)                - Taxes
3.1(l)                - Employee and Employee Compensation Matters
3.1(m)                - Labor Matters
3.1(n)(ii)(iii)       - Intangible Property
3.1(o)(i)(ii)         - Environmental Matters
3.1(p)
3.1(q)
3.1(u)                - Brokers
3.1(v)                - Tax Certificate
3.1(w)
3.1(z)
4.1(a)                - Conduct of Business
4.1(b)                - Dividends; Changes in Stock
4.1(c)                - Issuance of Securities
4.1(e)                - No Acquisitions
4.1(f)                - No Dispositions
4.1(h)                - Certain Employee Matters
4.1(i)                - Indebtedness; Leases; Capital Expenditures
5.7
8.4

                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION

                 SCHEDULES TO THE AGREEMENT AND PLAN OF MERGER

Schedule No.          Description
------------          -----------
3.2(a)                - Significant Subsidiaries; Jurisdiction
3.2(b)                - Capital Structure
3.2(c)
3.2(d)
3.2(g)                - No Undisclosed Material Liabilities
3.2(i)                - Compliance with Applicable Laws
3.2(j)                - Litigation
3.2(k)
3.2(l)
3.2(m)(ii)(iii)       - Labor Matters
3.2(n)(i)(ii)         - Intangible Property
3.2(o)                - Environmental Matters
3.2(p)
3.2(t)
3.2(u)                - Certificate of Parent
3.2(w)
3.2(z)
4.2(a)
4.2(b)
4.2(c)
4.2(e)                - List of Acquisitions
4.2(f)                - Dispositions, Proposed Dispositions
4.2(h)
4.2(i)

                  EXHIBITS TO THE AGREEMENT AND PLAN OF MERGER

Exhibit          Description
-------          -----------
Exhibit A        - List of Initial Directors and Officers of Surviving
                   Corporation
Exhibit B        - Escrow Agreement
Exhibit C-1      - List of Initial Directors of Parent
Exhibit C-2      - List of Initial Officers of Parent
Exhibit D        - Registration Rights Agreement

                           GLOSSARY OF DEFINED TERMS

Defined Term                            Defined in Section
------------                            ------------------
Affiliates...........................   5.7
Bermuda Act..........................   1.1
CERCLA...............................   3.1(o)(A)
Certificate of Merger................   1.1
Certificates.........................   2.2(b)
Charter Amendment....................   3.2(c)(i)
Closing..............................   1.1
Closing Date.........................   1.2
Code.................................   Recitals
Company..............................   Preamble
Company Acquisition Proposal.........   4.1(j)
Company Benefit Programs.............   3.1(l)(i)
Company Common Stock.................   2.1(b)
Company Commonly Controlled Entity...   3.1(l)(ii)
Company Financial Statements.........   3.1(d)
Company Intangible Property..........   3.1(n)
Company Letter.......................   3.1(a)
Company Litigation...................   3.1(j)
Company Material Adverse Change......   3.1(a)
Company Material Adverse Effect......   3.1(a)
Company Order........................   3.1(j)
Company Permits......................   3.1(i)
Company Plans........................   3.1(l)(i)
Company Representatives..............   4.1(j)
Company's Credit Facility............   5.6
Company Stock Option.................   5.10
Company Stock Option Plan............   3.1(b)
Company Voting Debt..................   3.1(b)
Company Voting Rights................   3.1(b)
Confidentiality Agreement............   5.4
Constituent Corporations.............   1.3(a)
Dissenting Shares....................   2.3
Effective Time.......................   1.1
Environmental Law....................   3.1(o)(A)
ERISA................................   3.1(l)(i)
Escrow Agent.........................   2.4
Escrow Agreement.....................   2.4
Escrowed Shares......................   2.1(c)
Exchange Act.........................   3.1(b)
Exchange Agent.......................   2.2(a)
Exchange Fund........................   2.2(a)
GAAP.................................   3.1(d)
Governmental Entity..................   3.1(c)(iii)

Defined Term                            Defined in Section
------------                            ------------------
Hazardous Material...................   3.1(o)(B)
HSR Act..............................   3.1(c)(iii)
Indemnified Liabilities..............   5.11
Indemnified Parties..................   5.11
Injunction...........................   6.1(e)
IRS..................................   3.1(k)(ii)
Liquidation..........................   1.4
Made Available.......................   8.4
Merger...............................   Recitals
Non-Escrowed Shares..................   2.1(c)
NYSE.................................   5.8
OSHA.................................   3.1(o)(A)
Parent...............................   Preamble
Parent Acquisition Proposal..........   4.2(j)
Parent Benefit Programs..............   3.2(l)(i)
Parent Common Stock..................   2.1(c)
Parent ERISA Affiliate...............   3.2(l)(i)
Parent Intangible Property...........   3.2(n)
Parent Letter........................   3.2(a)
Parent Litigation....................   3.2(j)
Parent Material Adverse Change.......   3.2(a)
Parent Material Adverse Effect.......   3.2(a)
Parent Order.........................   3.2(j)
Parent Permits.......................   3.2(i)
Parent Plans.........................   3.2(l)(i)
Parent Representatives...............   4.2(j)
Parent SEC Documents.................   3.2(d)
Parent Share Issuance................   3.2(c)(i)
Parent Voting Debt...................   3.2(b)
Parent's Credit Facility.............   5.6
PBGC.................................   3.1(l)(ii)
Pro Forma Financial Statements.......   3.1(f)
Proxy Statement......................   3.2(c)(iii)
Release..............................   3.1(o)(C)
Remedial Action......................   3.1(o)(D)
Returns..............................   3.1(k)(i)
S-4..................................   3.1(e)
SEC..................................   3.1(a)
Shares...............................   2.1(c)
Significant Subsidiary...............   3.1(a)
Stockholder Meetings.................   5.5
Stockholders Representative..........   2.4
Stock Option Exchange Ratio..........   5.10
Sub..................................   Preamble
Subscription Agreement...............   Recitals

Defined Term                            Defined in Section
------------                            ------------------
Subsidiary...........................   2.1(b)
Surviving Corporation................   1.3(a)
Sweco Entities.......................   3.1(d)(iii)
Sweco Options........................   3.1(b)
Taxes................................   3.1(k)
Warrant..............................   Recitals

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of January 3, 1996 (this "Agreement"), among Tuboscope Vetco International Corporation, a Delaware corporation ("Parent"), and Grow Acquisition Limited, a Bermuda corporation to be formed by Parent as a direct wholly owned subsidiary of Parent ("Sub"), and D.O.S. Ltd., a Bermuda corporation (the "Company").

     WHEREAS, the Boards of Directors of Parent and the Company each have determined that it is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders for Sub to merge with and into the Company (the "Merger") upon the terms and subject to the conditions of this Agreement;

     WHEREAS, in accordance with the understanding of Parent and the Company, concurrently herewith: (i) the Company is entering into a Voting Agreement with each of Baker Hughes Incorporated and Brentwood Associates IV, LP and (ii) Parent is entering into a Voting Agreement with each of DOS Partners L.P., Panmell (Holdings), Ltd. and Zink Industries Limited;

     WHEREAS, in accordance with the understanding of Parent and the Company, concurrently herewith SCF-III, L.P., an affiliate of a stockholder of the Company, is entering into a Subscription Agreement with Parent (the "Subscription Agreement") whereby SCF-III, L.P. is agreeing to purchase for an aggregate purchase price of $31,000,000 in connection with the Closing (as defined herein) 4,200,000 shares of Parent Common Stock (as defined herein) and warrants (the "Warrants") to purchase, subject to adjustment under certain circumstances, an aggregate of 2,533,000 shares of Parent Common Stock at an exercise price of $10 per share;

     WHEREAS, for federal income tax purposes, it is intended that the Merger and the Liquidation (as defined herein) shall collectively qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger; Effective Time of the Merger. Upon the terms and conditions of this Agreement and in accordance with the Companies Act 1981 of Bermuda, as amended

(the "Bermuda Act"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). The Merger shall become effective as of the date indicated in a certificate of amalgamation (the "Certificate of Merger"), prepared and executed in accordance with the relevant provisions of the Bermuda Act, that is filed with the Registrar of Companies pursuant to the Bermuda Act (the "Effective Time"). The filing of the Certificate of Merger shall be made upon, or as soon as practicable after, the closing of the Merger (the "Closing").

     1.2 Closing. The Closing shall take place at 10:00 a.m. on the first business day after satisfaction (or waiver in accordance with this Agreement) of the latest to occur of the conditions (other than deliveries of instruments to be made at Closing) set forth in Article VI (the "Closing Date"), at the offices of Baker & Botts, L.L.P., 910 Louisiana, Houston, Texas 77002 unless another date or place is agreed to in writing by the parties.

     1.3 Effects of the Merger. (a) At the Effective Time: (i) Sub shall be merged with and into the Company, the separate existence of Sub shall cease and the Company shall continue as the surviving corporation (Sub and the Company are sometimes referred to herein as the "Constituent Corporations" and the Company is sometimes referred to herein as the "Surviving Corporation"); (ii) the Memorandum of Association of the Company as in effect immediately prior to the Effective Time shall be the Memorandum of Association of the Surviving Corporation; and (iii) the Bye-laws of the Company as in effect immediately prior to the Effective Time shall be the Bye-laws of the Surviving Corporation.

     (b) The individuals listed on Exhibit A hereto (which Exhibit indicates the address of each such individual) shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until the Liquidation or their earlier death, resignation or removal in accordance with the Surviving Corporation's Memorandum of Association and Bye-laws.

     (c) The Merger shall have such other effects as specified in the Bermuda
Act.

     1.4 Liquidation of Surviving Corporation. As soon as practicable after the Effective Time, Parent shall cause the Surviving Corporation to be liquidated into Parent (the "Liquidation") so that the Merger and the Liquidation will be collectively treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1 Effect on Capital Stock . At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Constituent Corporations or their respective stockholders:

     (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable ordinary share, par value $0.10 per share, of the Surviving Corporation.

     (b) Cancellation of Parent-Owned Stock. Each ordinary share, par value $0.10 per share, of the Company ("Company Common Stock") owned by Parent, Sub or any other wholly owned Subsidiary (as hereinafter defined) of Parent or the Company shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered or deliverable in exchange therefor. As used in this Agreement, "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which are held by such party or any Subsidiary of such party that do not have a majority of the voting interest in such partnership); or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries.

     (c) Exchange Ratio for Company Common Stock.  Subject to the provisions of
Section 2.2(e) hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b) and Dissenting Shares (as hereinafter defined)) shall be converted into (i) .4372 shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") (such shares issuable upon such conversion are referred to herein as the "Non-Escrowed Shares") and (ii) .0273 shares of Parent Common Stock which shall be subject to the provisions of
Section 2.4 and the Escrow Agreement (as hereinafter defined) (such shares issuable upon such conversion are referred to herein as the "Escrowed Shares" and together with the Non-Escrowed Shares, the "Shares"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock and cash in lieu of fractional shares of Parent Common Stock as contemplated by Section 2.2(e), to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

     (d) Assumption of Stock Options. Each outstanding Company Stock Option (as defined in Section 5.10) shall be assumed by Parent as provided in Section 5.10.

     2.2  Exchange of Certificates

     (a) Exchange Agent. As of the Effective Time, Parent shall deposit with Chemical Shareholder Services Group, Inc. or such other bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the Non-Escrowed Shares (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Non-Escrowed Shares contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock (the "Certificates"), which holder's shares of Company Common Stock were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor certificates representing that number of whole shares of Non-Escrowed Shares which such holder has the right to receive pursuant to the provisions of this Article II, certificates representing that number of whole shares of Escrowed Shares which such holder has the right to receive pursuant to the provisions of this Article II to the extent and as of such time as provided in the Escrow Agreement and cash in lieu of fractional Shares as contemplated by Section 2.2(e) and the Escrow Agreement, and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the share transfer records of Company, certificates representing the appropriate number of shares of Parent Common Stock may be issued to a transferee if the Certificates representing such Company Common Stock are presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate (other than Certificates representing shares to be canceled in accordance with Section 2.1(b) or Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificates representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 2.2. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock declared or made before or after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the right to receive shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of such Certificate shall surrender such Certificate and, with respect to Escrowed Shares, until such other time as provided in the

Escrow Agreement. Subject to the effect of applicable laws and the provisions of the Escrow Agreement with respect to Escrowed Shares, following surrender of any such Certificate (other than Certificates representing shares to be canceled in accordance with Section 2.1(b) or Dissenting Shares), there shall be paid to the holder thereof, without interest: (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock; and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

     (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

     (e) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article II, and, except as provided in this Section 2.2(e), no dividend or other distribution, stock split or interest shall relate to any such fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of Parent. In lieu of any fractional share of Parent Common Stock, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article II will be paid an amount in cash (without interest) equal to the value of such fraction of a share based upon the closing price of Parent Common Stock on the Nasdaq Stock Market on the date on which the Effective Time shall occur (or if the Parent Common Stock shall not trade on the Nasdaq Stock Market on such date, the first day of that Parent Common Stock shall trade on the Nasdaq Stock Market thereafter). All shares of Company Common Stock held by a record holder shall be aggregated for purposes of computing the number of shares of Parent Common Stock to be issued pursuant to this Section 2.2(e).

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund and any cash in lieu of fractional shares of Parent Common Stock made available to the Exchange Agent that remain undistributed to the former stockholders of the Company on or after the one-hundred eightieth day following the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

     (g) No Liability. Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of Parent Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares on the day immediately preceding the day on which such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

     2.3  Dissenting Shares.   Notwithstanding anything in this Agreement to the
contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have properly exercised appraisal rights with respect thereto under the Bermuda Act (the "Dissenting Shares") shall not be converted into or represent the right to receive shares of Parent Common Stock as provided in Section 2.1(c), but the holders of Dissenting Shares shall be entitled to receive such payment of the appraised value of such shares held by them from the Surviving Corporation as shall be determined pursuant to the Bermuda Act; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose the right to appraisal and payment under the Bermuda Act, each such holder's shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive shares of Parent Common Stock, without any interest thereon, as provided in Section 2.1(c), and upon surrender, in the manner provided in
Section 2.2 of the Certificate(s) representing such shares, such shares shall no longer be Dissenting Shares.

     2.4  Escrowed Shares.   On the Closing Date, Parent, the Company, a wholly
owned Subsidiary of Parent designated by Parent or such other entity designated by Parent and reasonably acceptable to the Company (the "Escrow Agent") and the Stockholders Representative (as hereinafter defined) shall execute and deliver an escrow agreement in the form attached as Exhibit B hereto (the "Escrow Agreement"). The provisions of the Escrow Agreement are hereby incorporated by reference into this Agreement. Promptly after the Effective Time, Parent shall deposit with the Escrow Agent the Escrowed Shares in accordance with this
Article II and the Escrow Agreement. Prior to the Closing Date, holders of a majority of the outstanding shares of Company Common Stock may, by written notice to Parent, designate an individual or entity as the Stockholders Representative for purposes of the Escrow Agreement (the "Stockholders Representative"), which individual or entity need not be a holder of Company Common Stock. If no such Stockholders Representative is so designated prior to the Closing, Parent shall designate an individual or entity to act in such capacity.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub as follows:

     (a) Organization, Standing and Power. Each of the Company and its Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Company Material Adverse Effect (as defined below). The Company has heretofore delivered to Parent complete and correct copies of its Memorandum of Association and Bye-laws and the organizational documents of each of its Significant Subsidiaries. All Subsidiaries of the Company, the percentage of the Company's ownership of such Subsidiaries, the identity and percentage ownership of all other persons with equity interests in such Subsidiaries and their respective jurisdictions of incorporation or organization are identified on Schedule 3.1(a) of the letter dated and delivered to Parent on the date hereof (the "Company Letter"), which relates to this Agreement and is designated therein as being the Company Letter. As used in this Agreement: (i) a "Significant Subsidiary" means any Subsidiary of the Company or Parent, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"); and (ii) a "Company Material Adverse Effect" or "Company Material Adverse Change" shall mean, any effect or change that is, individually or in the aggregate, materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operation of the Company and its Subsidiaries taken as a whole except for general economic changes and changes that may affect the industries of the Company or any of its Subsidiaries generally.

     (b) Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock. At the close of business on December 1, 1995: 35,892,240 shares of Company Common Stock were issued and outstanding and 1,659,466 shares of Company Common Stock were reserved for issuance pursuant to the Company's 1993 Stock Option Plan and certain stock option agreements (the "Sweco Options") entered into with certain former stockholders of the Sweco Entities (as defined herein) identified on
Schedule 3.1(b) of the Company Letter (the Company's 1993 Stock Option Plan and the Sweco Options are collectively referred to as the "Company Stock Option Plans") with an aggregate exercise price of $2,658,591; and (ii) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which the Company stockholders may vote ("Company Voting Debt") were issued or outstanding. All outstanding shares of Company Common Stock have been duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as set forth on Schedule 3.1(b) of the Company Letter, all outstanding shares of capital stock of the Subsidiaries of the Company are owned by the Company, or a direct or indirect wholly owned Subsidiary of the Company, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this Section 3.1(b) and except for changes since December 1, 1995 resulting from the exercise of employee stock options granted pursuant to, or from issuances or purchases under, the Company Stock Option Plans, or as contemplated by this Agreement, there are outstanding: (i) no shares of capital stock, Company Voting Debt or other voting securities of the Company; (ii) no securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock, Company Voting Debt or other voting securities of the Company or any Subsidiary of the Company; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company or any Subsidiary of the Company is a party or by which it is bound in any case obligating the Company or any Subsidiary of the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Company Voting Debt or other voting securities of the Company or of any Subsidiary of the Company, or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 3.1(b) of the Company Letter, there are no stockholder agreements, voting trusts or other similar agreements or understandings to which the Company is a party or by which it is bound. Except as set forth on Schedule 3.1(b) of the Company Letter, there are no restrictions on the Company's ability to vote the stock held by the Company of any of its Subsidiaries. Except as identified on Schedule 3.1(b) of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any agreement granting registration rights to any holders of its securities. To the knowledge of the Company, as of the date of this Agreement, no stockholder of the Company or "group" within the meaning of Section 13(d)3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") will be immediately after the Effective Time the beneficial owner of more than 25% of the then outstanding Parent Common Stock (excluding for such purpose any beneficial ownership attributable to the Warrants).

     (c) Non-Subsidiaries Equity Investment. Schedule 3.1(c) of the Company Letter sets forth the book value of each investment by the Company or any of its Subsidiaries in the voting securities, partnership interests or other equity interests of any corporation, partnership or other entity (other than a Subsidiary of the Company) and the nature and percentage of the Company's or its Subsidiaries' ownership interests in such investment. Except as set forth in
Schedule 3.1(c) of the Company Letter, the voting securities, partnership interests or other equity interests of the Company or its Subsidiaries in such investments are owned free and clear of all liens, charges and encumbrances.

     (d) Authority; No Violations; Consents and Approvals .

          (i) The Board of Directors of the Company has approved the Merger and this Agreement, by unanimous vote of the directors, and declared the Merger and this Agreement to be in the best interests of the stockholders of the Company. The Company has all requisite corporate power and authority to enter into this Agreement and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of the Company in accordance with the Bermuda Act, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of the Company in accordance with the Bermuda Act. This Agreement has been duly executed and delivered by the Company and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of the Company in accordance with the Bermuda Act, and assuming this Agreement constitutes the valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          (ii) Except as set forth on Schedule 3.1(d) of the Company Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Memorandum of Association or Bye-laws of the Company or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, or indenture applicable to the Company or any of its Subsidiaries, (iii) any other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or
(iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.1(d)(iii) are duly and timely obtained or made and the approval of the Merger and this Agreement by the stockholders of the Company has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Company Material Adverse Effect, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, as to which the failure to obtain or make would have a Company Material Adverse Effect, except for: (A) the filing of a premerger notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period with respect thereto;
(B) the approval of the Minister of Finance of Bermuda and the filing of the Certificate of Merger with the Registrar of Companies of Bermuda and the appropriate filings and consents required for the Liquidation under Bermuda law; (C) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, or environmental laws; and (D) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation.

     (e) Financial Statements. The Company previously has delivered to Parent a true and complete copy of:

          (i) the consolidated balance sheets of the Company and its consolidated Subsidiaries as of March 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years then ended on such dates, together with the notes thereto, in each case audited by and accompanied by the report of KPMG Peat Marwick LLP, independent accountants;

          (ii) the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of October 31, 1995, and the related consolidated statements of operations and cash flows for the seven months then ended;

          (iii) the combined balance sheet of Environmental Procedures, Inc., Venezuela Well Analysis, Venwell International, and Onea Corporation (collectively, the "Sweco Entities") as of May 31, 1995, and the related combined statements of operations, changes in stockholders' equity, and cash flows for the year then ended, together with the notes thereto, audited by and accompanied by the report of Ernst & Young LLP, independent accountants; and

          (iv) the unaudited combined balance sheet of the Sweco Entities as of October 31, 1995, and the related combined statements of operations and cash flows for the five months then ended

(all the foregoing financial statements, including the notes thereto; being referred to herein collectively as the "Company Financial Statements").

The Company Financial Statements were prepared in accordance with generally accepted accounting principles in effect in the United States ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto, (ii) in the case of the unaudited financial statements, such differences in presentation or omissions as permitted by Rule 10-01 of Regulation S-X of the SEC and (iii) the unaudited financial statements do not contain all notes required by GAAP) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited financial statements, to normal year-end adjustments on a basis comparable with past periods) the consolidated financial position of the Company and its consolidated Subsidiaries or the combined financial position of the Sweco Entities, as the case may be, as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated Subsidiaries or combined results of operations and the combined cash flows of the Sweco Entities, as the case may be, for the periods presented therein.

     (f) Pro Forma Financial Information. The Company previously has delivered to Parent a true and complete copy of the pro forma balance sheet of the Company, the SWECO Entities and their consolidated Subsidiaries as of October 31, 1995 and a pro forma income statement of the Company, the SWECO Entities and their consolidated Subsidiaries for the twelve months ended September 30, 1995 (the "Pro Forma Financial Statements"). The underlying unadjusted financial information included in the Pro Forma Financial Statements was prepared in accordance with GAAP applied on a consistent basis with the Company Financial Statements during the periods involved. The pro forma adjustments included in the Pro Forma Financial Statements have been fairly applied to such unadjusted financial information on the basis of the assumptions set forth therein. The Pro Forma Financial Statements fairly present the information shown therein and the assumptions and adjustments relating thereto are reasonable and have been made in good faith.

     (g) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by the Company and included or incorporated by reference in the Proxy Statement (as hereinafter defined) will, at the time of mailing thereof or at the time of the meeting of the stockholders of Parent to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company or any of its Subsidiaries, or with respect to other information supplied by the Company for inclusion in the Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent. The S-4 and the Proxy Statement, insofar as they relate to the Company or its Subsidiaries or other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

     (h) Absence of Certain Changes or Events. Except as disclosed in Schedule 3.1(h) of the Company Letter, or except as contemplated by this Agreement, since
(x) March 31, 1995 with respect to the Company and its Subsidiaries other than the SWECO Entities and (y) May 31, 1995 with respect to the SWECO Entities, the Company has in all material respects conducted its business only in the ordinary course and there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock or the capital stock of the SWECO Entities; (ii) any amendment of any material term of any outstanding equity security of the Company or any Subsidiary; (iii) any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or any Subsidiary, except as contemplated by the Company Benefit Programs (as hereinafter defined); (iv) any material change in any method of accounting or accounting practice, or in any tax method, principle, election or practice by the Company or any Subsidiary; (v) if the covenants and agreements with respect to the Company and its Subsidiaries set forth in Section 4.1 had been applicable to the Company and its Subsidiaries during the period from (x) March 31, 1995 with respect to the Company and its Subsidiaries other than the SWECO Entities and (y) May 31, 1995 with respect to the SWECO Entities to the date of this Agreement, any action, transaction, commitment or failure to act that would cause the Company or any such Subsidiary to fail to comply with such covenants and agreements; or (vi) any other action, transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that has had, or may reasonably be expected to have, a Company Material Adverse Effect, except for general economic changes and changes that may affect the industries of the Company or any of its Subsidiaries generally.

     (i) No Undisclosed Material Liabilities. Except as fully reflected or reserved against in the Company Financial Statements, or disclosed in the footnotes thereto, or referred to in the Company Letter, as of the date hereof the Company and its Subsidiaries have no liabilities, absolute or contingent other than liabilities which, individually or in the aggregate, are reasonably expected not to have a Company Material Adverse Effect. Except as so reflected, reserved or disclosed, the Company and its Subsidiaries have no commitments which, individually or in the aggregate, are reasonably expected to have a Company Material Adverse Effect.

     (j) Material Contracts; No Defaults.

          (i) Set forth in Schedule 3.1(j)(i) of the Company Letter is (A) a list of all loan or credit agreements, notes, bonds, mortgages, indentures, financing leases or other debt instruments or agreements pursuant to which, as of a date within 30 days of the date hereof, any indebtedness (determined in accordance with GAAP)of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $1,000,000 is outstanding or may be incurred and
(B) the respective principal amounts outstanding thereunder as of the date of this Agreement.

          (ii) Schedule 3.1(j)(ii) of the Company Letter contains a listing of all other contracts, agreements, arrangements or understandings to which the Company or one of its Subsidiaries is a party or by which any of them or any of their properties or assets is bound (exclusive of any contracts, agreements, arrangements or understandings that are immaterial as to amount and significance to the operations to which they relate and are routinely entered into the ordinary course of business) described in (A) through (I) below to which the Company or any of its Subsidiaries is a party (the items referred to in clauses
(i) and (ii) of this Section 3.1(j) being collectively referred to herein as "Contracts").

               (A) Each Contract, whether in the ordinary course of business or not, which involves performance of services or delivery of goods and/or materials, by the

Company or any of its Subsidiaries of an amount or value in excess of $300,000 and which is not cancelable without penalty on 30 days' notice or less;

               (B) Each Contract or guaranty of third party debt or obligations not in the ordinary course of business involving expenditures, commitments or receipts of the Company or any of its Subsidiaries in excess of $300,000;

               (C) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except real or personal property leases and installment and conditional sales agreements having a value per property or item or aggregate payments of less than $300,000 and with terms of less than one year);

               (D) Each collective bargaining agreement or other Contract to or with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

               (E) Each joint venture contract, partnership arrangement or other Contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company or any of its Subsidiaries with any other person;

               (F) Each contract containing covenants which in any way purport to limit the freedom of the Company or any of its Subsidiaries to engage in any line of business or engage in business in any geographic area or to compete with any person;

               (G) Each general power of attorney granting the recipient the power to commit material resources of the Company or its Subsidiaries which is currently effective and outstanding;

               (H) Each contract for capital expenditures in excess of $250,000; and

               (I) Each amendment, supplement and modification (whether written or oral) in respect of any of the foregoing.

          (iii) Except as disclosed on Schedule 3.1(j)(iii) of the Company Letter (and, in the case of contracts and agreements arising after the date hereof and prior to the Effective Time, which are not prohibited by Section 4.1 of this Agreement and are disclosed in writing to Parent), there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract, other than such violations or defaults as would not have a Company Material Adverse Effect. To the knowledge of the Company, none of the other parties to the Contracts are in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract, other than such violations or defaults as would not have a Company Material Adverse Effect.

          (iv) Except as disclosed on Schedule 3.1j(iv) of the Company Letter, there are no renegotiations of, or attempts to renegotiate, any material amounts paid or payable to the Company or any of its Subsidiaries under current or completed Contracts with any person or entity having the contractual or statutory right to demand or require such negotiation. To the knowledge of the Company, no such person or entity has made written demand for such renegotiation.

     (k) Compliance with Applicable Laws. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except where the failure so to hold would not have a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not have a Company Material Adverse Effect. Except as disclosed or as set forth on Schedule 3.1(k), 3.1(l), 3.1(m), 3.1(n), 3.1(o) or 3.1(q) of the Company Letter, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment or decree of any Governmental Entity, except for possible violations which would not have a Company Material Adverse Effect. Except as set forth on Schedule 3.1(k) of the Company Letter, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is, to the best knowledge of the Company, pending or threatened, other than those the outcome of which would not have a Company Material Adverse Effect.

     (l) Litigation. Schedule 3.1(l) of the Company Letter discloses all suits, actions or proceedings pending, or, to the best knowledge of the Company, threatened against the Company or any Subsidiary of the Company ("Company Litigation") on the date of this Agreement and all judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary of the Company ("Company Order")on the date of this Agreement, in each case in which the amount claimed or that could be involved is in excess of $100,000. Except as disclosed on
Schedule 3.1(l) of the Company Letter, there is no Company Litigation that, individually or in the aggregate with all other Company Litigation, is reasonably likely to have a Company Material Adverse Effect, nor is there any Company Order that, individually or in the aggregate with all other Company Litigation, is reasonably likely to have a Company Material Adverse Effect or a material adverse effect on the Company's ability to perform its obligations hereunder or to consummate the transactions contemplated by this Agreement.

     (m) Taxes. Except as set forth on Schedule 3.1(m) of the Company Letter and except for exceptions to the following that would not, individually or in the aggregate, have a Company Material Adverse Effect:

          (i) Each of the Company, each of its Subsidiaries and any affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (A) duly and timely (taking into account any extensions) filed all federal, state, local, foreign and other returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to it in respect of any Taxes (as hereinafter defined), (B) duly paid or deposited on a timely basis all Taxes (including estimated Taxes) that are due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in the Company's or Sweco's most recent audited financial statements) for which the Company or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of the Company and its Subsidiaries through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

          (ii) Schedule 3.1(m) of the Company Letter sets forth (i) the last taxable period through which the United States federal income Tax Returns of the Company and any of its Subsidiaries have been examined by the Internal Revenue Service ("IRS") or otherwise closed and (ii) any affiliated, consolidated, combined, unitary or similar group Return in which the Company or any of its Subsidiaries is or has been a member or is or has joined in the filing. Except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable federal, state, local, foreign or other taxing authority have been paid, fully settled or adequately provided for in the Company's or the Sweco Entities' most recent audited financial statements. Except as adequately provided for in the Company Financial Statements, no material tax audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes for which the Company or any of its Subsidiaries would be liable, and no material deficiency for any such Taxes has been proposed, asserted or assessed pursuant to such examination against the Company or any of its Subsidiaries by any federal, state, local, foreign or other taxing authority with respect to any period.

          (iii) Neither the Company nor any of its Subsidiaries has executed or entered into with the IRS or any taxing authority (i) any agreement or other document extending or having the effect of extending the period for assessments or collection of any Taxes for which the Company or any of its Subsidiaries would be liable or (ii) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of federal, state, local, foreign or other tax law that relates to the assets or operations of the Company or any of its Subsidiaries.

          (iv) Neither the Company nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

          (v) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

          (vi) Neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement.

          (vii) None of the assets of the Company or any of its Subsidiaries organized outside the United States constitutes a "United States real property interest" within the meaning of Section 897(c) of the Code.

          (viii) Neither the Company nor any of its Subsidiaries is or has been at any time during the past five years a "controlled foreign corporation" within the meaning of Section 957(a) of the Code.

          (ix) The Company is not and has not been engaged in the conduct of a trade or business within the United States for United States federal income tax purposes.

     For purposes of this Agreement, "Taxes" means all federal, state, local, foreign and other taxes, charges, fees, levies, imposts, duties, licenses or other governmental assessments, together with any interest, penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

     (n) Pension and Benefit Plans; ERISA.

          (i) The Company has made available to Parent true, correct, and complete copies of each of the following which is sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of the employees of the Company or such Subsidiary:

               (1) each "employee benefit plan," as such term is defined in
Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("Company Plans"); and

               (2) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.1(n)(i)(1) ("Company Benefit Programs").

          (ii) Except as disclosed in Schedule 3.1(n)(ii) of the Company Letter:

               (1) The Company and its Subsidiaries do not contribute to or have an obligation to contribute to, and have not at any time within six years prior to the Effective Time contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA;

               (2) The Company and its Subsidiaries have substantially performed all material obligations, whether arising by operation of law or by contract, required to be performed by them in connection with the Company Plans and the Company Benefit Programs, and to the knowledge of the Company there have been no material defaults or violations by any other party to the Company Plans or Company Benefit Programs;

               (3) All reports and disclosures relating to the Company Plans required to be filed with or furnished to governmental agencies, Company Plan participants or beneficiaries have been filed or furnished substantially in accordance with applicable law in a timely manner;

               (4) Each Company Plan intended to be qualified under Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or, to the knowledge of the Company, operated in a way which would adversely affect such qualified status. As to any Company Plan intended to be qualified under Section 401 of the Code, there has been no termination or partial termination of the Company Plan within the meaning of
Section 411(d)(3) of the Code;

               (5) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against, or with respect to, any of the Company Plans or Company Benefit Programs or their assets. To the knowledge of the Company, there is no matter pending (other than routine qualification determination filings) with respect to any of the Company Plans before the IRS, the United States Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC");

               (6) As to any Company Plan subject to Title IV of ERISA, there has been no event or condition which presents the material risk of a Company Plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation (S)2615.3 promulgated by the PBGC have not been waived) has occurred, no notice of intent to terminate the Company Plan has been given under Section 4041(c) of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Company Plan, no liability to the PBGC has been incurred;

               (7) No act, omission or transaction has occurred which would result in imposition on the Company or any of its Subsidiaries of (A) liability for a breach of fiduciary duty under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

               (8) With respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is not a Company Plan but which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Effective Time, by any corporation, trade, business or entity under common control with the Company, within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001 of ERISA ("Company Commonly Controlled Entity"), (A) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no liability to the PBGC has been incurred by any Company Commonly Controlled Entity, which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made; and

               (9) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require the Company or any of its Subsidiaries to make a larger contribution to, or pay greater benefits under, any Company Plan or Company Benefit Program than it otherwise would or (B) create or give rise to any additional vested rights or service credits under any Company Plan or Company Benefit Program.

          (iii) Except as disclosed on Schedule 3.1(n)(iii) of the Company Letter, there are no severance agreements or employment agreements between the Company or any of its Subsidiaries and any employee of the Company or such Subsidiary. True and correct copies of all such severance and employment agreements have been provided to Parent. Except as disclosed on Schedule 3.1(n)(iii) of the Company Letter, (A) neither the Company nor any of its Subsidiaries has any consulting agreement or arrangement with any person involving annual compensation in excess of $100,000, except as are terminable without penalty upon one month's notice or less, and (B) no stock or other security issued by the Company or any of its Subsidiaries forms or has formed a material part of the assets of any Company Plan or Company Benefit Program.

     (o)  Labor Matters.

          (i) Except as set forth in Schedule 3.1(o)(i) of the Company Letter, as of the date of this Agreement, (1) no employees of the Company or any of its Subsidiaries are represented by any labor organization; (2) no labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (3) to the knowledge of the Company, there are no organizing activities involving the Company or any of its Subsidiaries pending with any labor organization or group of employees of the Company or any of its Subsidiaries.

          (ii) Except as set forth on Schedule 3.1(o)(ii) of the Company Letter, the Company and each of its Subsidiaries is in compliance with all laws and orders relating to the employment of labor, including all such laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and or Social Security Taxes and similar

Taxes, except where the failure to comply would not have a Company Material Adverse Effect.

     (p) Intangible Property. The Company and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, database, industrial designs and copyrights necessary for the operation of the businesses of each of the Company and its Subsidiaries (collectively, the "Company Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Company Material Adverse Effect. Schedule 3.1(p) lists all patents and trademarks or licensing agreements with respect to any patent or trademark, which in each case is applicable to a material portion of the business of the Company or its Subsidiaries. Except as set forth on Schedule 3.1(p) of the Company Letter, all of the Company Intangible Property is owned by the Company or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a Company Material Adverse Effect, and neither the Company nor any such Subsidiary has forfeited or otherwise relinquished any Company Intangible Property which forfeiture would result in a Company Material Adverse Effect. The use of the Company Intangible Property by the Company or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made, and neither the Company nor any of its Subsidiaries has received any notice of any claim or otherwise knows, that any of the Company Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Company Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Company Material Adverse Effect.

     (q)  Environmental Matters.

          For purposes of this Agreement:

          (A) "Environmental Law" means any applicable law regulating or prohibiting Releases into any part of the natural environment, or pertaining to the protection of natural resources, the environment and public and employee health and safety including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (33 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section

651 et seq.) ("OSHA") and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such laws have been and may be amended or supplemented through the Closing Date.

          (B) "Hazardous Material" means any substance, material or waste which is regulated, or which could be the subject of Remedial Action, pursuant to any Environmental Law by any public or governmental authority in the jurisdictions in which the applicable party or its Subsidiaries conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "pollutant," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law;

          (C) "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its Subsidiaries; and

          (D) "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by a governmental entity or required under any Environmental Law, or voluntarily undertaken to (I) clean up, remove, treat, or in any other way ameliorate the Release of any Hazardous Materials in the indoor or outdoor environment; (II) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment; (III) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (IV) bring the applicable party into compliance with any Environmental Law.

               (i) Except as disclosed on Schedule 3.1(q) of the Company Letter, the operations of the Company and its Subsidiaries have been and are currently in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Company Material Adverse Effect;

               (ii) Except as disclosed on Schedule 3.1(q) of the Company Letter, the Company and its Subsidiaries have obtained and maintained all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except such permits the lack of which would not reasonably be expected to lead to a Company Material Adverse Effect;

               (iii) Except as disclosed on Schedule 3.1(q) of the Company Letter, as of the date hereof the Company and its Subsidiaries are not subject to any material (individually or in the aggregate) outstanding written orders or material contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

               (iv) Except as disclosed on Schedule 3.1(q) of the Company Letter, the Company and its Subsidiaries have not received any written communication alleging, with respect to any such party, and has no knowledge of, or reasonable reason to suspect the existence of, the violation of or liability under any Environmental Law, which violation or liability would reasonably be expected to have a Company Material Adverse Effect;

               (v) Except as disclosed on Schedule 3.1(q) of the Company Letter, neither the Company nor any of its Subsidiaries has any contingent liability in connection with any Release, of any Hazardous Material including, without limitation, in connection with the exposure of any person or property to Hazardous Material that would reasonably be expected to lead to a Company Material Adverse Effect;

               (vi) Except as disclosed on Schedule 3.1(q) of the Company Letter, the operations of the Company or its Subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent, or any other Hazardous Material are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Company Material Adverse Effect; and

               (vii) Except as disclosed on Schedule 3.1(q) of the Company Letter, to the knowledge of the Company as of the date hereof, there is not now on or in any property of the Company or its Subsidiaries any of the following:
(A) any underground storage tanks or surface impoundments, (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls, any of which ((A), (B), or (C) preceding) could reasonably be expected to have a Company Material Adverse Effect. None of the properties owned or operated by the Company are restricted as to use or as to transfer of title, or the subject of any special recorded notice as a result of the existence of Hazardous Substances thereon.

With respect to Sections 3.1(q)(ii), (iii) and (iv), the Company will disclose in writing to Parent all changes to such information occurring subsequent to the date hereof and prior to the Closing Date.

               (viii) The Company has made available to Parent for review all written reports of environmental audits and assessments prepared for the Company or any of its Subsidiaries within the last three years by third party consultants or internal environmental, safety or health personnel which are in the possession or control of the Company and which relate to the assets or operations of the Company or any of its Subsidiaries.

     (r) Opinion of Financial Advisor. The Company has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (a copy of which has been delivered to Parent) to the effect that, as of the date hereof, the consideration to be received by the holders of Company Common Stock pursuant to this Agreement is fair from a financial point of view to such holders.

     (s) Vote Required. The affirmative vote of the holders of ninety percent of the shares of Company Common Stock voting at the Company Stockholder Meeting (as defined herein) is the only vote of the holders of any class or series of the Company capital stock necessary to approve this Agreement and the transactions contemplated hereby and to cause the same to be binding upon all shareholders of the Company in accordance with the Bermuda Act subject to any dissenters' rights under the Bermuda Act.

     (t) Insurance. The Company has delivered to Parent an insurance schedule of the Company's and each of its Subsidiaries' directors' and officers' liability insurance, primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in effect as of the date hereof. The Company maintains insurance coverage reasonably adequate for the operation of the business of the Company and each of its Subsidiaries (taking into account the cost and availability of such insurance), and the transactions contemplated hereby will not materially adversely affect such coverage.

     (u) Brokers. Except as disclosed on Schedule 3.1(u) of the Company Letter, no broker, investment banker, or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

     (v) Tax Matters. As of the date hereof, the representations set forth in the numbered paragraphs of the form of Certificate of the Company included as
Schedule 3.1(v) of the Company Letter are true and correct, assuming for purposes of this representation and warranty that the Merger and the Liquidation referred to in such form had been consummated on the date hereof.

     (w) Title.  Except as disclosed in the Company Financial Statements or on
Schedule 3.1(w) of the Company Letter, the Company and each of its Subsidiaries have good and indefeasible title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, pledges or encumbrances securing money borrowed, the deferred purchase price of property in excess of $300,000 or capital leases and free and clear of all other liens, pledges, encumbrances or defects that could affect the value or use thereof except for any such other liens, pledges, encumbrances or defects that would not have a Company Material Adverse Effect.

     (x) Books and Records. The Company and its Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

     (y) Certain Payments. Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee from corporate funds; violated or is in violation of an provision of the United States Foreign Corrupt Practices Act of 1977; or made any illegal bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (z) Transactions with Related Parties. Except as set forth in Schedule 3.1(z) of the Company Letter, there are no agreements, contracts or other arrangements between (i) the Company or any of its Subsidiaries, on the one hand, and (ii) any Related Person (as defined below) of the Company, on the other hand. Except as set forth in Schedule 3.1(z) of the Company Letter, and except for the ownership of the Parent Common Stock issued hereunder after the Closing Date no Related Person of the Company and no present officer or director of any Related Person of the Company has any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of the Company and its Subsidiaries (or the Surviving Corporation and its Subsidiaries) and no Related Person of the Company has any direct or indirect ownership interest (excluding immaterial passive investments) in any person (other than through the Company or any of its Subsidiaries) with which the Company or any of its Subsidiaries competes in any material respect or has a material business relationship. Schedule 3.1(z) of the Company letter sets forth as of the date of this Agreement a description of all such services provided by any Related Person of the Company or the Company and any of its Subsidiaries. A "Related Person" of any person shall mean any holder of in excess of 5% of the equity securities of such person and any affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) of such holder (other than such original person or its Subsidiaries).

     3.2 Representations and Warranties of Parent and Sub. Parent, on behalf of itself and Sub, represents and warrants to the Company as follows:

     (a) Organization, Standing and Power. Each of Parent and Parent's Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Parent Material Adverse Effect (as defined below). Parent has heretofore delivered to the Company complete and correct copies of Parent's Certificate of Incorporation and Bylaws, Sub's Memorandum of Association and Bye-laws and the organizational documents of each of Parent's Significant Subsidiaries. All Subsidiaries of Parent, the percentage of Parent's ownership of such Subsidiaries, the identity and percentage ownership of all other persons with equity interests in such Subsidiaries and their respective jurisdictions of incorporation or organization are identified on Schedule 3.2(a) of the letter dated and delivered to the Company on the date hereof (the "Parent Letter"), which relates to this Agreement and is designated therein as being the Parent Letter. As used in this Agreement "Parent Material Adverse Effect" or "Parent Material Adverse Change" shall mean any effect or change that is, individually or in the aggregate, materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operation of

Parent and its Subsidiaries taken as a whole except for general economic changes and changes that may affect the industries of Parent or any of its Subsidiaries generally.

     (b) Capital Structure. As of the date hereof, the authorized capital stock of Parent consists of 35,000,000 shares of Parent Common Stock, par value $.01 per share, and 5,000,000 shares of preferred stock, $.01 par value per share. At the close of business on December 14, 1995: (i) 18,546,075 shares of Parent Common Stock are issued and outstanding, and an aggregate of 1,960,957 shares of Parent Common Stock are reserved for issuance pursuant to Parent's Amended and Restated Stock Option Plan for Key Employees and Parent's Stock Option Plan for Nonemployee Directors (collectively, the "Parent Stock Option Plans") and 1,000,000 shares of Parent Common Stock are reserved for issuance pursuant to the Redeemable Series A Convertible Preferred Stock of Parent (ii) 100,000 shares of Redeemable Series A Convertible Preferred Stock of Parent were issued and outstanding; (ii) no shares of Parent Common Stock were held by Parent in its treasury; and (iii) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which Parent stockholders may vote ("Parent Voting Debt") were issued or outstanding. All outstanding shares of Parent Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and are not subject to preemptive rights, and, subject to the approval of the Parent Share Issuance and the Charter Amendment, all shares of Parent Common Stock issuable in the Merger will be duly authorized and will be, when issued, validly issued, fully paid and non-assessable and free of preemptive rights. Except as set forth on Schedule 3.2(b) of the Parent Letter, all outstanding shares of capital stock of the Subsidiaries of Parent are owned by Parent, or a direct or indirect wholly owned Subsidiary of Parent, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this Section 3.2(b) and except for changes since December 14, 1995 resulting from the exercise of employee stock options granted pursuant to, or from issuances or purchases under, the Parent Stock Option Plans, or as contemplated by this Agreement, including issuances contemplated by the Subscription Agreement, there are outstanding: (i) no shares of capital stock, Parent Voting Debt or other voting securities of Parent; (ii) no securities of Parent or any Subsidiary of Parent convertible into or exchangeable for shares of capital stock, Parent Voting Debt or other voting securities of Parent or any Subsidiary of Parent; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Parent or any Subsidiary of Parent is a party or by which it is bound in any case obligating Parent or any Subsidiary of Parent to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Parent Voting Debt or other voting securities of Parent or of any Subsidiary of Parent, or obligating Parent or any Subsidiary of Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 3.2(b) of the Parent Letter, there are no stockholder agreements, registration rights, voting trusts or other similar agreements or understandings to which Parent is a party or by which it is bound. Except as set forth on Schedule 3.2(b) of the Parent Letter, there are no restrictions on Parent's ability to vote the stock held by Parent or any of its Subsidiaries. As of the Closing, the authorized capital stock of Sub will consist of 1,000 ordinary shares, par value $0.01 per share, 100 shares of which will be validly issued, fully paid and nonassessable and owned by Parent and the balance of which will not be issued or outstanding.

     (c) Non-Subsidiary Equity Investment. Schedule 3.2(c) of the Parent Letter sets forth the book value of each investment by the Parent or any of its Subsidiaries in the voting securities, partnership interests or other equity interests of any corporation, partnership or other entity (other than a Subsidiary of Parent) and the nature and percentage of Parent's or its Subsidiaries' ownership interest in such investment. Except as set forth in
Schedule 3.2(c) of the Parent Letter, the voting securities, partnership interests or other equity interests of Parent or its Subsidiaries in such investments are owned free and clear of all liens, charges and encumbrances.

     (d) Authority; No Violations; Consents and Approvals.

          (i) The Board of Directors of Parent has unanimously declared as advisable and fair to and in the best interests of the stockholders of Parent the Merger, an amendment to the Certificate of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock to 60,000,000 (the "Charter Amendment") and the issuance (the "Parent Share Issuance") of shares of Parent Common Stock in accordance with the Merger and the Subscription Agreement and has unanimously approved this Agreement. Parent has all requisite power and authority to enter into this Agreement and, subject to approval of the Charter Amendment and the Parent Share Issuance, to consummate the transactions contemplated hereby. Upon Sub's formation, Sub will have requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the Merger will, prior to the Closing, be approved by Parent as the sole stockholder of Sub. The execution and delivery of this Agreement by Parent, on behalf of itself and Sub, and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to approval of the Charter Amendment and the Parent Share Issuance by a majority of outstanding Parent Common Stock entitled to vote thereon at the Parent Stockholder Meeting and subject to certain actions with respect to Sub which Parent will take prior to Closing. This Agreement has been duly executed and delivered by Parent, on behalf of itself and Sub, and subject, with respect to the consummation of the Merger, to stockholder approval of the Charter Amendment and the Parent Share Issuance, and assuming this Agreement constitutes the valid and binding obligation of the Company, constitutes a valid and binding obligation of Parent and will constitute a valid and binding obligation of Sub, in each case enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          (ii) Except as set forth on Schedule 3.2(d) of the Parent Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or Bylaws of Parent or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, or indenture applicable to Parent or any of its Subsidiaries, (iii) any other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.2(d)(iii) are duly and timely obtained or made and the approval of the Merger and the Charter Amendment and the Parent Share Issuance by the stockholders of Parent has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Parent Material Adverse Effect, materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated hereby, as to which the failure to obtain or make would have a Parent Material Adverse Effect, except for: (A) the filing of a premerger notification report by Parent under the HSR Act, and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of a proxy statement in preliminary and definitive form relating to the meeting of Parent's stockholders to be held in connection with the Parent Share Issuance and the Charter Amendment Proxy Statement, the S-4, such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (C) the filing of a certificate of amendment with respect to the Charter Amendment with the Secretary of State of the State of Delaware; (D) filings with, and approval of, the Nasdaq Stock Market or the NYSE; (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, or environmental laws; (F) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation and (G) the filing of the Certificate of Merger with the Registrar of Companies of Bermuda and the appropriate filings and consents required for the Liquidation under Bermuda law.

     (e) SEC Documents. Parent has made available to the Company a true and complete copy of each quarterly, annual or current report on Form 10-Q, 10-K or 8-K, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 1993 and prior to the date of this Agreement (the "Parent SEC Documents"), which are all the documents (other than preliminary material) that Parent was required to file with the SEC since such date. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of

Parent included in the Parent SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto, (ii) in the case of the unaudited statements, such differences in presentation or omissions as permitted by Rule 10-01 of Regulation S-X of the SEC and (iii) the unaudited financial statements do not contain all notes required by GAAP) and fairly presented in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end adjustments on a basis comparable with past periods) the consolidated financial position of Parent and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Parent and its consolidated Subsidiaries for the periods presented therein.

     (f) Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the S-4 will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Parent or Sub and included or incorporated by reference in the Proxy Statement will, at the time of mailing thereof or at the time of the meeting of the stockholders of Parent or the Company to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent or any of its Subsidiaries, or with respect to other information supplied by Parent for inclusion in the Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Parent. The S-4 and the Proxy Statement, insofar as they relate to Parent or its Subsidiaries or other information supplied by Parent for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     (g) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in the Parent SEC Documents or on
Schedule 3.2(g) of the Parent Letter, or except as contemplated by this Agreement, since September 30, 1995, Parent has, in all material respects, conducted its business only in the ordinary course and there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's capital stock; (ii) any amendment of any material term of any outstanding equity security of Parent or any Subsidiary; (iii) any repurchase, redemption or other acquisition by Parent or any Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Parent or any Subsidiary, except as contemplated by Parent Benefit Programs (as hereinafter defined); (iv) any material change in any method of accounting or accounting practice, or in any tax method, principle, election or practice, by Parent or any Subsidiary; (v) if the covenants and agreements with respect to the Parent and its Subsidiaries set forth in Section 4.2 had been applicable to Parent and its Subsidiaries during the period from

September 30, 1995 to the date of this Agreement, any action, transaction, commitment or failure to act that would cause Parent or any such Subsidiary to fail to comply with such covenants and agreements; or (vi) any other action, transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that has had, or may reasonably be expected to have, a Parent Material Adverse Effect, except for general economic changes and changes that may affect the industries of Parent or any of its Subsidiaries generally.

     (h) No Undisclosed Material Liabilities. Except as fully reflected or reserved against in the financial statements included in the Parent SEC Documents, or disclosed in the footnotes thereto, or referred to in the Parent Letter, as of the date hereof Parent and its Subsidiaries have no liabilities, absolute or contingent other than liabilities which, individually or in the aggregate, are reasonably expected not to have a Company Material Adverse Effect. Except as so reflected, reserved or disclosed, Parent and its Subsidiaries have no commitments which, individually or in the aggregate, are reasonably expected to have a Parent Material Adverse Effect.

     (i) Material Contracts; No Defaults.   All of the material contracts of
Parent and its Subsidiaries that are required to be described in the Parent SEC Documents or to be filed as exhibits thereto, or that would be required to be described or filed if a Form 10-K with respect to the Parent were required to be filed on the date hereof, have been described or filed in the Parent SEC Documents except as disclosed on Schedule 3.2(i) of the Parent Letter. Neither Parent, nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) in the case of Parent and its Significant Subsidiaries, their respective charter and by-laws or comparable organizational documents, (ii) except as disclosed in Schedule 3.2(i) of the Parent Letter, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is now a party or by which Parent or any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Parent Material Adverse Effect. Schedule 3.2(i) of the Parent Letter lists each contract containing covenants which in any way purport to limit the freedom of Parent or any of its Subsidiaries to engage in any line of business or engage in business in any geographic area or to compete with any person. Except as disclosed on Schedule 3.2(i), to the knowledge of Parent, none of the other parties to material contracts of Parent or its Subsidiaries are in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any contract, other than such violations or defaults as would not have a Parent Material Adverse Effect.

     (j) Compliance with Applicable Laws. Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except where the failure so to hold would not have a Parent Material Adverse Effect. Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply would not have a Parent Material Adverse

Effect. Except as disclosed or as set forth on Schedule 3.2(j), 3.2(k), 3.2(l), 3.2(m), 3.2(n) or 3.2(p) of the Parent Letter, the businesses of Parent and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment or decree of any Governmental Entity, except for possible violations which would not have a Parent Material Adverse Effect. Except as set forth on Schedule 3.2(j) of the Parent Letter, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is, to the best knowledge of Parent, pending or threatened, other than those the outcome of which would not have a Parent Material Adverse Effect.

     (k) Litigation. Except as disclosed on Schedule 3.2(k) of the Parent Letter or in the Parent SEC Documents, there is no suit, action or proceeding pending, or, to the best knowledge of Parent, threatened against Parent or any Subsidiary of Parent ("Parent Litigation"), that, individually or in the aggregate with all other Parent Litigation, is reasonably likely to have a Parent Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any Subsidiary of Parent ("Parent Order") that, individually or in the aggregate with all other Parent Litigation, is reasonably likely to have a Parent Material Adverse Effect or a material adverse effect on Parent's ability to perform its obligations hereunder or consummate the transactions contemplated by this Agreement.

     (l) Taxes. Except as set forth on Schedule 3.2(l) of the Parent Letter and except for exceptions to the following that would not, individually or in the aggregate, have a Parent Material Adverse Effect:

          (i) Each of Parent, each of its Subsidiaries and any affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (A) duly and timely (taking into account any extensions) filed all federal, state, local, foreign and other Returns required to be filed or sent by or with respect to it in respect of any Taxes, (B) duly paid or deposited on a timely basis all Taxes (including estimated Taxes) that are due and payable (except for (x) audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in Parent's most recent audited financial statements and (y) such Taxes not exceeding an aggregate of $500,000 which are being contested in good faith in the ordinary course of business) for which Parent or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of Parent and its Subsidiaries through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

          (ii) Schedule 3.2(l) of the Parent Letter sets forth (i) the last taxable period through which the United States federal income Tax Returns of Parent and any of its Subsidiaries have been examined by the IRS or otherwise closed and (ii) any affiliated, consolidated, combined, unitary or similar group Return in which the Parent or any of its Subsidiaries is or has been a member or is or has joined in the filing. Except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable federal, state, local, foreign or other taxing authority have been paid, fully settled or adequately provided for in Parent's most recent audited financial statements. Except as adequately provided for in the financial statements included in the Parent SEC Documents, no material tax audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes for which Parent or any of its Subsidiaries would be liable, and no material deficiency for any such Taxes has been proposed, asserted or assessed pursuant to such examination against Parent or any of its Subsidiaries by any federal, state, local, foreign or other taxing authority with respect to any period.

          (iii) Neither Parent nor any of its Subsidiaries has executed or entered into with the IRS or any taxing authority (i) any agreement or other document extending or having the effect of extending the period for assessments or collection of any Taxes for which Parent or any of its Subsidiaries would be liable or (ii) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of federal, state, local, foreign or other tax law that relates to the assets or operations of Parent or any of its Subsidiaries.

          (iv) Neither Parent nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

          (v) Neither Parent nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries.

          (vi) Neither Parent nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement.

     (m) Pension and Benefit Plans; ERISA .

          (i) Parent has made available to the Company true, correct, and complete copies of each of the following which is sponsored, maintained or contributed to by Parent or any of its Subsidiaries for the benefit of the employees of Parent or such Subsidiary:

               (1) each "employee benefit plan," as such term is defined in
Section 3(3) of ERISA, including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA ("Parent Plans"); and

               (2) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.2(m)(i)(1) ("Parent Benefit Programs").

          (ii) Except as disclosed in Schedule 3.2(m)(ii) of the Parent Letter:

               (1) Parent and its Subsidiaries do not contribute to or have an obligation to contribute to, and have not at any time within six years prior to the Effective Time contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA;

               (2) Parent and its Subsidiaries have substantially performed all material obligations, whether arising by operation of law or by contract, required to be performed by them in connection with the Parent Plans and the Parent Benefit Programs, and to the knowledge of Parent there have been no material defaults or violations by any other party to the Parent Plans or Parent Benefit Programs;

               (3) All reports and disclosures relating to the Parent Plans required to be filed with or furnished to governmental agencies, Parent Plan participants or beneficiaries have been filed or furnished substantially in accordance with applicable law in a timely manner;

               (4) Each Parent Plan intended to be qualified under Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or, to the knowledge of Parent, operated in a way which would adversely affect such qualified status. As to any Parent Plan intended to be qualified under Section 401 of the Code, there has been no termination or partial termination of the Parent Plan within the meaning of
Section 411(d)(3) of the Code;

               (5) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Parent, threatened against, or with respect to, any of the Parent Plans or Parent Benefit Programs or their assets. To the knowledge of Parent, there is no matter pending (other than routine qualification determination filings) with respect to any of the Parent Plans before the IRS, the United States Department of Labor or the PBGC;

               (6) As to any Parent Plan subject to Title IV of ERISA, there has been no event or condition which presents the material risk of a Parent Plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation (S)2615.3 promulgated by the PBGC have not been waived) has occurred, no notice of intent to terminate the Parent Plan has been given under Section 4041(c) of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Parent Plan, no liability to the PBGC has been incurred;

               (7) No act, omission or transaction has occurred which would result in imposition on Parent or any of its Subsidiaries of (A) liability for a breach of fiduciary duty under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

               (8) With respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is not a Parent Plan but which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Effective Time, by any corporation, trade, business or entity under common control with Parent, within the meaning of
Section 414(b), (c) or (m) of the Code or Section 4001 of ERISA ("Parent Commonly Controlled Entity"), (A) no withdrawal liability, within the meaning of
Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no liability to the PBGC has been incurred by any Parent Commonly Controlled Entity, which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of
Section 302 of ERISA or Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made; and

               (9) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require Parent or any of its Subsidiaries to make a larger contribution to, or pay greater benefits under, any Parent Plan or Parent Benefit Program than it otherwise would or (B) create or give rise to any additional vested rights or service credits under any Parent Plan or Parent Benefit Program.

          (iii) Except as disclosed on Schedule 3.2(m)(iii) of the Parent Letter, there are no severance agreements or employment agreements between Parent or any of its Subsidiaries and any employee of Parent or such Subsidiary. True and correct copies of all such severance and employment agreements have been provided to the Company. Except as disclosed on Schedule 3.2(m)(iii) of the Parent Letter, (A) neither Parent nor any of its Subsidiaries has any consulting agreement or arrangement with any person involving annual compensation in excess of $100,000 except as are terminable without penalty upon one month's notice or less, and (B) no stock or other security issued by Parent or any of its Subsidiaries forms or has formed a material part of the assets of any Parent Plan or Parent Benefit Program.

     (n) Labor Matters.

          (i) Except as set forth in Schedule 3.2(n)(i) of the Parent Letter, as of the date of this Agreement, (1) no employees of Parent or any of its Subsidiaries are represented by any labor organization; (2) no labor organization or group of employees of Parent or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (3) to the knowledge of Parent, there are no organizing activities involving Parent or any of its Subsidiaries pending with any labor organization or group of employees of Parent or any of its Subsidiaries.

          (ii) Except as set forth on Schedule 3.2(n)(ii) of the Parent Letter, Parent and each of its Subsidiaries is in compliance with all laws and orders relating to the employment of labor, including all such laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes, except where the failure to comply would not have a Parent Material Adverse Effect.

     (o) Intangible Property. Parent and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, database, industrial designs and copyrights necessary for the operation of the businesses of each of Parent and its Subsidiaries (collectively, the "Parent Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth on Schedule 3.2(o) of the Parent Letter, all of the Parent Intangible Property is owned by Parent or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a Parent Material Adverse Effect, and neither Parent nor any such Subsidiary has forfeited or otherwise relinquished any Parent Intangible Property which forfeiture would result in a Parent Material Adverse Effect. The use of Parent Intangible Property by Parent or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither Parent nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of Parent Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of Parent Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Parent Material Adverse Effect.

     (p) Environmental Matters.

          (i) Except as disclosed on Schedule 3.2(p) of the Parent Letter, the operations of Parent and its Subsidiaries have been and are currently in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Parent Material Adverse Effect;

          (ii) Except as disclosed on Schedule 3.2(p) of the Parent Letter, Parent and its Subsidiaries have obtained and maintained all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except such permits the lack of which would not reasonably be expected to lead to a Parent Material Adverse Effect;

          (iii) Except as disclosed on Schedule 3.2(p) of the Parent Letter, as of the date hereof Parent and its Subsidiaries are not subject to any material (individually or in the aggregate) outstanding written orders or material contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

          (iv) Except as disclosed on Schedule 3.2(p) of the Parent Letter, Parent and its Subsidiaries have not received any written communication alleging, with respect to any such party, and has no knowledge of, or reasonable reason to suspect the existence of, the violation of or liability under any Environmental Law, which violation or liability would reasonably be expected to have a Parent Material Adverse Effect;

          (v) Except as disclosed on Schedule 3.2(p) of the Parent Letter, neither Parent nor any of its Subsidiaries has any contingent liability in connection with any Release of any Hazardous Material including, without limitation, in connection with the exposure of any person or property to Hazardous Material that would reasonably be expected to lead to a Parent Material Adverse Effect;

          (vi) Except as disclosed on Schedule 3.2(p) of the Parent Letter, the operations of Parent or its Subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent, or any other Hazardous Material are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Parent Material Adverse Effect; and

          (vii) Except as disclosed on Schedule 3.2(p) of the Parent Letter, to the knowledge of Parent as of the date hereof, there is not now on or in any property of Parent or its Subsidiaries any of the following: (A) any underground storage tanks or surface impoundments, (B) any asbestos-containing materials, or
(C) any polychlorinated biphenyls, any of which ((A), (B), or (C) preceding) could reasonably be expected to have a Parent Material Adverse Effect. None of the properties owned or operated by Parent are restricted as to use or as to transfer of title, or the subject of any special recorded notice, as a result of the existence of Hazardous Substances thereon.

With respect to Sections 3.2(p)(ii), (iii) and (iv), Parent will disclose in writing to the Company all changes to such information occurring subsequent to the date hereof and prior to the Closing Date.

          (viii) Parent has made available to the Company for review all written reports of environmental audits and assessments prepared for Parent or any of its Subsidiaries within the last three years by third party consultants or internal environmental, safety or health personnel which are in the possession or control of Parent and which relate to the assets or operations of Parent or any of its Subsidiaries.

     (q) Opinion of Financial Advisor. Parent has received the opinion of CS First Boston Corporation (a copy of which has been delivered to the Company) to the effect that, as of the date hereof, the consideration to be paid by the Parent in the Merger is fair to Parent from a financial point of view.

     (r) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock is the only vote of the holders of any class or series of Parent capital stock necessary to approve the Charter Amendment, the Parent Share Issuance, this Agreement and the transactions contemplated hereby.

     (s) Insurance. Parent has delivered to the Company an insurance schedule of Parent's and each of its Subsidiaries' directors' and officers' liability insurance, primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in effect as of the date hereof. Parent maintains insurance coverage reasonably adequate for the operation of the business of Parent and each of its Subsidiaries (taking into account the cost and availability of such insurance), and the transactions contemplated hereby will not materially adversely affect such coverage.

     (t) Brokers. Except as disclosed on Schedule 3.2(t) of the Parent Letter, no broker, investment banker, or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     (u) Tax Matters. As of the date hereof, the representations set forth in the numbered paragraphs of the form of Certificate of Parent included as
Schedule 3.2(u) of the Parent Letter are true and correct, assuming for purposes of this representation and warranty that the Merger and the Liquidation referred to in such form had been consummated on the date hereof.

     (v) Interim Operations of Sub. Sub will be formed by Parent solely for the purpose of engaging in the transactions contemplated hereby, will engage in no other business or activities, will incur no other obligations or liabilities, will have no other assets and will conduct its operations only as contemplated hereby.

     (w) Title.  Except as disclosed in the Parent Financial Statements or on
Schedule 3.2(w) of the Parent Letter, the Parent and each of its Subsidiaries have good and indefeasible title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, pledges or encumbrances securing money borrowed, the deferred purchase price of property in excess of $300,000 or capital leases and free and clear of all other liens, pledges, encumbrances or defects that could affect the value or use thereof except for any such other liens, pledges, encumbrances or defects that would not have a Parent Material Adverse Effect.

     (x) Books and Records. The Parent and its Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals.

     (y) Certain Payments. Neither the Parent not any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Parent or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; nor made any illegal bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (z) Transactions with Related Parties. Except as set forth in Schedule 3.2(z) of the Parent Letter or in the Parent SEC Documents, there are no agreements, contracts or other arrangements between (i) Parent or any of its Subsidiaries, on the one hand, and (ii) any Related Person of Parent, on the other hand. Except as set forth in Schedule 3.2(z) of the Parent Letter, after the Closing Date no Related Person of Parent and no present officer or director of any Related Person of Parent has any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of the Parent and its Subsidiaries (or the Surviving Corporation and its Subsidiaries) and no Related Person of Parent has any direct or indirect ownership interest (excluding immaterial passive investments) in any person (other than through Parent or any of its Subsidiaries) with which Parent or any of its Subsidiaries competes in any material respect or has a material business relationship. Other than those services described in the Parent SEC Documents,
Schedule 3.2(z) of the Parent Letter sets forth as of the date of this Agreement a description of all services provided by any Related Person of Parent to Parent and any of its Subsidiaries.

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1 Conduct of Business by the Company Pending the Merger. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Parent shall otherwise consent in writing):

     (a) Ordinary Course. Except as provided on Schedule 4.1(a) of the Company Letter, each of the Company and its Subsidiaries shall carry on its businesses only in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

     (b) Dividends; Changes in Stock. Except as provided on Schedule 4.1(b) of the Company Letter, the Company shall not and it shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or partnership interests, except for the declaration and payment of dividends from a Subsidiary of the Company to the Company or another Subsidiary of the Company and except for cash dividends or distributions paid on or with respect to the capital stock or partnership interests of a Subsidiary of the Company; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof, as contemplated by any existing employee benefit plan or pursuant to the terms of any existing agreements with employees of the Company and its Subsidiaries upon the termination of employment of any such employee.

     (c) Issuance of Securities. Except as provided on Schedule 4.1(c) of the Company Letter, the Company shall not and it shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities, other than: (i) the issuance of Company Common Stock upon the exercise of stock options granted under the Company Stock Option Plans that are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to the Company Stock Option Plans; and (ii) issuances by a wholly owned Subsidiary of its capital stock to its parent.

     (d) Governing Documents. Except as contemplated hereby or in connection herewith, the Company shall not amend or propose to amend its Memorandum of Association or Bye-laws.

     (e) No Acquisitions. Other than acquisitions listed on Schedule 4.1(e) of the Company Letter or acquisitions as to which the aggregate purchase price is not in excess of $3,000,000, the Company shall not and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

     (f) No Dispositions. Other than: (i) dispositions or proposed dispositions listed on Schedule 4.1(f) of the Company Letter; (ii) as may be necessary or required by law to consummate the transactions contemplated hereby; or (iii) dispositions of inventory in the ordinary course of business consistent with past practice and dispositions of other assets that are not material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, the Company shall not and it shall not permit any of its Subsidiaries to sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets. Notwithstanding the foregoing, none of the Company nor its Subsidiaries shall sell, lease, encumber or otherwise dispose of, or agree to dispose of, any of its assets to any Related Person other than in the ordinary course of business on an arms length basis.

     (g) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, the Company shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Significant Subsidiaries.

     (h) Certain Employee Matters. Except as set forth on Schedule 4.1(h) of the Company Letter, the Company shall not and it shall not permit any of its Subsidiaries to: (i) grant any increases in the compensation of any of its directors, officers or employees, except increases in the ordinary course of business and in accordance with past practice; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Company Benefit Programs or Company Plans as in effect on the date hereof to any such director, officer or employee, whether past or present; (iii) enter into any new, or amend any existing, employment or severance or termination agreement with any such director, officer or key employee; or (iv) become obligated under any new Company Benefit Program or Company Plan, which was not in existence or approved by the Board of Directors of the Company prior to or on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

     (i) Indebtedness; Leases; Capital Expenditures.  Except as set forth on
Schedule 4.1(i) of the Company Letter, the Company shall not, nor shall the Company permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money (except for working capital under the Company's existing credit facilities, and refinancings of existing debt that permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any lease (whether such lease is an operating or capital lease) or create any mortgages, liens, security interests or other encumbrances on the property of the Company or any of its Subsidiaries in connection with any indebtedness thereof, except for those securing purchase money indebtedness or
(iii) commit to aggregate capital expenditures in excess of $1,000,000 outside the capital budget, as amended and approved by the Company prior to the date hereof and set forth on Schedule 4.1(i) of the Company Letter.

     (j) No Solicitation.   From and after the date hereof, the Company will
not, and will not authorize or permit any of its officers, directors, employees, agents and other representatives or those of any of its Subsidiaries (collectively, "Company Representatives") to, directly or indirectly, solicit or initiate any prospective buyer or the making of any proposal that constitutes, or may reasonably be expected to lead to, a Company Acquisition Proposal (as defined herein) from any person; provided, however, that, notwithstanding any other provision of this Agreement, (i) the Company may engage in discussions or negotiations with a third party who (without any solicitation or initiation, directly or indirectly, by or with the Company or any Company Representatives after the date of this Agreement) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets, (ii) the Company's Board of Directors may take and disclose to the Company's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (iii) following receipt of a Company Acquisition Proposal that is financially superior to the Merger and reasonably capable of being financed (as determined in each case in good faith by the Company's Board of Directors after consultation with the Company's financial advisors), the Board of Directors of the Company may withdraw, modify or not make its recommendation referred to in Section 5.5, but in each case referred to in the foregoing clauses (i) through (iii) only to the extent that the Board of Directors of the Company shall conclude in good faith that such action is necessary in order for the Board of Directors of the Company to act in a manner that is consistent with its fiduciary obligations under applicable law. The Company shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company or any Company Representatives with respect to any Company Acquisition Proposal existing on the date hereof. The Company will promptly notify Parent of any such requests for such information or the receipt of any Company Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Company Acquisition Proposal, and (unless the Board of Directors of the Company concludes such disclosure is inconsistent with its fiduciary obligations under applicable law) the material terms and conditions of any Company Acquisition Proposal. As used in this Agreement, "Company Acquisition Proposal" shall mean any proposal or offer, other than a proposal or offer by Parent or any of its affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving the Company or any Significant Subsidiary of the Company or any proposal to acquire in any manner a substantial equity interest in, or substantially all of the assets of, the Company or any of its Significant Subsidiaries.

     4.2 Conduct of Business by Parent Pending the Merger. During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that the Company shall otherwise consent in writing):

     (a) Ordinary Course. Except as provided on Schedule 4.2(a) of the Parent Letter, each of Parent and its Subsidiaries shall carry on its businesses only in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

     (b) Dividends; Changes in Stock. Except as provided on Schedule 4.2(b) of the Parent Letter, Parent shall not and it shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or partnership interests, except for the declaration and payment of dividends from a Subsidiary of Parent to Parent or another Subsidiary of Parent and except for cash dividends or distributions paid on or with respect to the capital stock or partnership interests of a Subsidiary of Parent; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof or as contemplated by any existing employee benefit plan or pursuant to the terms of any existing agreements with employees of Parent and its Subsidiaries upon the termination of employment of any such employee.

     (c) Issuance of Securities. Except as provided on Schedule 4.2(c) of the Parent Letter, Parent shall not and it shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities, other than: (i) the issuance of Parent Common Stock upon the exercise of stock options granted under Parent Stock Option Plans that are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to Parent Stock Option Plans; and (ii) issuances by a wholly owned Subsidiary of its capital stock to its parent.

     (d) Governing Documents. Except as contemplated hereby or in connection herewith, Parent shall not amend or propose to amend its Certificate of Incorporation or Bylaws.

     (e) No Acquisitions. Other than acquisitions listed on Schedule 4.2(e) of the Parent Letter or acquisitions as to which the aggregate purchase price is not in excess of $3,000,000, Parent shall not and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

     (f) No Dispositions. Other than: (i) dispositions or proposed dispositions listed on Schedule 4.2(f) of the Parent Letter; (ii) as may be necessary or required by law to consummate the transactions contemplated hereby; or (iii) dispositions of inventory in the ordinary course of business consistent with past practice and disposition of other assets that are not material, individually or in the aggregate, to Parent and its Subsidiaries taken as a whole, Parent shall not and it shall not permit any of its Subsidiaries to sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets. Notwithstanding the foregoing, none of Parent nor its Subsidiaries shall sell, lease, encumber or otherwise dispose of, any of its assets to any Related Person other than in the ordinary course of business on an arms length basis.

     (g) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, Parent shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Parent or any of its Significant Subsidiaries.

     (h) Certain Employee Matters. Except as set forth on Schedule 4.2(h) of the Parent Letter, Parent shall not and it shall not permit any of its Subsidiaries to: (i) grant any increases in the compensation of any of its directors, officers or employees, except increases in the ordinary course of business and in accordance with past practice; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Parent Benefit Programs or Parent Plans as in effect on the date hereof to any such director, officer or employee, whether past or present; (iii) enter into any new, or amend any existing, employment or severance or termination agreement with any such director, officer or key employee; or (iv) become obligated under any new

Parent Benefit Program or Parent Plan, which was not in existence or approved by the Board of Directors of Parent prior to or on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

     (i) Indebtedness; Leases; Capital Expenditures.  Except as set forth on
Schedule 4.2(i) of the Parent Letter, Parent shall not, nor shall Parent permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money (except for working capital under Parent's existing credit facilities, and refinancings of existing debt that permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any lease (whether such lease is an operating or capital lease) or create any mortgages, liens, security interests or other encumbrances on the property of Parent or any of its Subsidiaries in connection with any indebtedness thereof, except for those securing purchase money indebtedness or (iii) commit to aggregate capital expenditures in excess of $1,000,000 outside the capital budget, as amended and approved by Parent prior to the date hereof and set forth on Schedule 4.2(i) of the Parent Letter.

     (j) No Solicitation. From and after the date hereof, Parent will not, and will not authorize or permit any of its officers, directors, employees, agents and other representatives or those of any of its Subsidiaries (collectively, "Parent Representatives") to, directly or indirectly, solicit or initiate any prospective buyer or the making of any proposal that constitutes, or may reasonably be expected to lead to, a Parent Acquisition Proposal (as defined herein) from any person; provided, however, that, notwithstanding any other provision of this Agreement, (i) Parent may engage in discussions or negotiations with a third party who (without any solicitation or initiation, directly or indirectly, by or with Parent or any Parent Representatives after the date of this Agreement) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Parent and its business, properties and assets, (ii) Parent's Board of Directors may take and disclose to Parent's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (iii) following receipt of a Parent Acquisition Proposal that is financially superior to the Merger and reasonably capable of being financed (as determined in each case in good faith by Parent's Board of Directors after consultation with Parent's financial advisors), the Board of Directors of Parent may withdraw, modify or not make its recommendation referred to in Section 5.5 or terminate this Agreement in accordance with Section 7.1(b), but in each case referred to in the foregoing clauses (i) through (iii) only to the extent that the Board of Directors of Parent shall conclude in good faith that such action is necessary in order for the Board of Directors of Parent to act in a manner that is consistent with its fiduciary obligations under applicable law. Parent shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by Parent or any Parent Representatives with respect to any Parent Acquisition Proposal existing on the date hereof. Parent will promptly notify the Company of any such requests for such information or the receipt of any Parent Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Parent Acquisition Proposal, and (unless the Board of Directors of Parent concludes such disclosure is inconsistent with its fiduciary obligations under applicable law) the material terms and conditions of any Parent Acquisition Proposal. As used in this Agreement, "Parent Acquisition Proposal" shall mean any proposal or offer, other than a proposal or offer by the Company or any of its affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving Parent or any Significant Subsidiary of Parent or any proposal to acquire in any manner a substantial equity interest in, or substantially all of the assets of, Parent or any of its Significant Subsidiaries.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Preparation of S-4 and the Proxy Statement. Parent shall promptly prepare and file with the SEC the Proxy Statement and the S-4, in which the Proxy Statement will be included as a prospectus. Parent shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall use its reasonable best efforts to cause the Proxy Statement to be mailed to stockholders of Parent at the earliest practicable date. Parent shall use its reasonable best efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Parent Common Stock in the Merger and upon the exercise of the Company Stock Options (as defined herein) and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock, including financial statements required by Form S-4 and the proxy rules under the Exchange Act as may be reasonably requested in connection with obtaining such permits, approvals and registrations.

     5.2 Letter of the Company's Accountants. The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of KPMG Peat Marwick LLP, the Company's independent public accountants, and Ernst & Young LLP, Sweco's independent public accountants, each dated a date within two business days before the date on which the S-4 shall become effective and addressed to Parent and the individuals listed on Exhibit C-1, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

     5.3 Letter of Parent's Accountants. Parent shall use its reasonable best efforts to cause a letter of Ernst & Young LLP, Parent's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective, in form and substance reasonably satisfactory to Parent and the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4 to be delivered and addressed to such persons and entities as is customary for similar letters.

     5.4 Access to Information. Upon reasonable notice, the Company and Parent shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of the Company and Parent shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each quarterly, annual or current report on Form 10-Q, 10-K or 8-K, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements and (b) all other information concerning its business, properties and personnel as such other party may reasonably request, excluding, however, information covered by confidentiality agreements with third parties. Each of the Company and Parent agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section
5.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreement dated as of October 24, 1995 between Parent and Drexel Oilfield Services Inc. (the "Confidentiality Agreement") shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

     5.5 Stockholders Meetings. The Company and Parent shall each call a meeting of its stockholders (respectively, the "Company Stockholder Meeting" and the "Parent Stockholder Meeting" and, collectively, the "Stockholder Meetings") to be held as promptly as practicable after the date hereof for the purpose of voting upon this Agreement and the Merger (in the case of the Company) and the Parent Share Issuance and the Charter Amendment (in the case of Parent).
Subject only to the proviso of the first sentence of Section 4.1(j), the Company will, through its Board of Directors, recommend to its stockholders approval of such matters and not rescind such recommendation and shall use its reasonable best efforts to obtain approval and adoption of this Agreement and the Merger by its stockholders. Subject only to the proviso of the first sentence of Section 4.2(j), Parent will, through its Board of Directors, recommend to its stockholders approval of such matters and not rescind such recommendation and shall use its reasonable best efforts to obtain approval and adoption of the Parent Share Issuance and the Charter Amendment by its stockholders. The Company and Parent shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day.

     5.6 Legal Conditions to Merger. Each of the Company, Parent and Sub will take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Merger (including, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of the Company, Parent and Sub will, and will cause its Subsidiaries to, take all actions necessary to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity, court or other person or entity, including without limitation, any necessary parties to that certain Secured Credit Agreement dated June 30, 1994 among Parent, certain Subsidiaries of Parent and ABN AMRO Bank, N.V., as agent ("Parent's Credit Facility") and to that certain $37,000,000 Amended and Restated Revolving and Term Credit Agreement by and among Drexel Holdings, Inc. and Texas Commerce Bank NA (the "Company's Credit Facility") required to be obtained or made by the Company, Parent or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement, including complying with any requests or orders made by the Justice Department or the Federal Trade Commission in connection with the Merger.

     5.7 Agreements of Others. Prior to the Effective Time, the Company shall cause to be prepared and delivered to Parent a list identifying all persons who, at the time of the Company Stockholder Meeting, may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). The Company shall use its reasonable best efforts to cause each person who is identified as an Affiliate in such list to deliver to Parent, at or prior to the Effective Time, a written agreement, in a form mutually agreeable to the Company and Parent whereby each such person acknowledges that such person is subject to the provisions of Rule 145(d) promulgated under the Securities Act.

     5.8 Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger, the shares of Parent Common Stock issuable upon exercise of the Warrants and the shares of Parent Common Stock issuable upon exercise of the Company Stock Options and issuable under the Company Stock Option Plans to be approved for trading on the Nasdaq Stock Market or the New York Stock Exchange, Inc. (the "NYSE"), subject to official notice of issuance, prior to the Closing Date.

     5.9 Board of Directors and Officers at the Effective Time. Parent shall take all necessary action so that as of the Effective Time the directors of Parent shall only be those individuals identified as directors on Exhibit C-1 hereto and the officers of Parent shall only be those individuals identified as officers on Exhibit C-2 hereto, except to the extent any such individual is unwilling or unable to serve in such capacity. Parent represents and warrants to the Company that it has received irrevocable letters of resignation effective as of the Effective Time from all of the current directors of Parent other than individuals identified as directors on Exhibit C-1 hereto. If prior to the Effective Time an individual identified on Exhibits C-1 or C-2 hereto as a director or officer is unwilling or unable to serve in such capacity, then the directors of Parent specified on Exhibit C-1 that are willing and able to serve shall fill any vacancies promptly after the Effective Time.

     5.10 Stock Options; Reservation and Registration of Shares. (a) At the Effective Time, each outstanding option to purchase the Company Common Stock and any stock appreciation rights related thereto that have been granted pursuant to the Company Stock Option Plans (a " Company Stock Option"), whether vested or unvested, shall be assumed by Parent. Each such option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock purchasable pursuant to such Company Stock Option multiplied by the Stock Option Exchange Ratio (as hereinafter defined), at a price per share equal to the per-share exercise price for the shares of Company Common Stock purchasable pursuant to such Company Stock Option divided by the Stock Option Exchange Ratio; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code; and provided further, that the number of shares of Parent Common Stock that may be purchased upon exercise of such Company Stock Option shall not include any fractional share and, upon exercise of such Company Stock Option, a cash payment shall be made for any fractional share based upon the closing price of a share of Parent Common Stock on the Nasdaq Stock Market or, if then traded on an exchange, such exchange, on the last trading day of the calendar month immediately preceding the date of exercise. "Stock Option Exchange Ratio" shall mean initially .4372, which amount shall be increased as of the date that Escrowed Shares are distributed pursuant to the Escrow Agreement by (i) the product of .0273 multiplied by (ii) the quotient of the number of Escrowed Shares distributed to former holders of Company Common Stock divided by the aggregate number of Escrowed Shares. Notwithstanding the foregoing, (i) if a Company Stock Option is exercised prior to the date that Escrowed Shares are distributed pursuant to the Escrow Agreement, upon such date appropriate adjustments shall be made so that such optionee will be in the same position with respect to Parent Common Stock as if the Stock Option Exchange Ratio on the date of such exercise had been the adjusted Stock Option Exchange Ratio as of such date and (ii) the Company may elect prior to the Effective Time to cancel for cash consideration the Sweco Options in accordance with their terms.

     (b) Subject to the approval of the Charter Amendment, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Stock Options. As soon as practicable after the Effective Time, Parent shall file with the SEC a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of Parent Common Stock subject to the Company Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Company Stock Options remain outstanding.

     5.11 Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, Parent and the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Parent or the Company or any of their Subsidiaries or an employee of the Parent or the Company or any of their Subsidiaries who acts as a fiduciary under any of the Parent Benefit Programs, the Parent Plans, the Company Benefit Programs or the Company Plans (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or such employee of the Parent or the Company or any of their Subsidiaries whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent permitted under applicable law (and Parent and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them, Parent and the Surviving Corporation and Parent and the Surviving Corporation shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) the Parent and the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.11, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Parent and the Surviving Corporation, but the failure so to notify shall not relieve a party from any liability that it may have under this Section 5.11, except to the extent such failure materially prejudices such party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Company, Parent and Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties (including in the Memorandum of Association or Bye-laws or in the indemnification agreements previously provided by Parent to the Company) with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

     (b) For a period of six years after the Effective Time, if Parent maintains directors' and officers' liability insurance with respect to matters arising after the Effective Time, then Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries or other policies of comparable coverage and amounts with respect to matters arising before the Effective Time covering the Indemnified Parties, provided that Parent shall not be required to pay an annual premium for such insurance to the extent Parent's Board of Directors considers such premium unreasonable provided that, in such case, Parent shall purchase as much coverage, if any, as Parent's Board of Directors determines may be reasonably purchased.

     5.12 Registration Rights. At the Closing, the Company agrees to execute and deliver the Registration Rights Agreement in the form of Exhibit D hereto.

     5.13 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system.

     5.14 Other Actions. Except as contemplated by this Agreement, neither Parent nor the Company shall, and shall not permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Merger set forth in
Article VI not being satisfied. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable, to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

     5.15 Advice of Changes; SEC Filings. Parent and the Company shall confer on a regular basis with each other, report on operational matters and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Parent Material Adverse Effect or Company Material Adverse Effect. The Company and Parent shall promptly provide each other (or their respective counsel) copies of all filings made by such party with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     5.16 Reorganization. It is the intention of Parent and the Company that the Merger and the Liquidation collectively will qualify as a reorganization described in Section 368(a) of the Code (and any comparable provisions of applicable state or local law). Neither Parent nor the Company (nor any of their respective Subsidiaries) will take or omit to take any action (whether before, on or after the Closing Date) that would cause the Merger and the Liquidation collectively not to be so treated. The parties will characterize the Merger and the Liquidation collectively as such a reorganization for purposes of all Returns and other filings.

     5.17 Change of Control. Parent and the Company agree that the transactions contemplated by this Agreement shall constitute a "Change of Control" as defined in the executive employment agreements of Parent listed on
Schedule 5.17 of the Parent Letter. Parent represents and warrants to the Company that true and complete copies of such executive employment agreements have been delivered to the Company prior to the date hereof under cover letter specifically identifying such agreements as those listed on Schedule 5.17.

     5.18 Certain Tax Agreements.  At or before the Closing, the Company will
(i) provide to Parent copies of one or more duly executed statements described in Treasury Regulation Section 1.897-2(h)(1), which are issued by each of the Company's directly owned Subsidiaries that is organized in the United States or is organized outside the United States for which an election under Section 897(i) of the Code is in effect and which are dated not more than 30 days before the Closing Date, certifying that the stock of each such Subsidiary is not a United States real property interest and (ii) cause any such Subsidiary to provide to the IRS a duly executed notice described in Treasury Regulation
Section 1.897-2(h)(2).

     5.19 Formation of Sub. Parent agrees to promptly cause Sub to be formed and to ratify and approve this Agreement. Parent agrees to be responsible for, and to cause Sub to comply with, Sub's obligations hereunder.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

     (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote thereon at the Company Stockholder Meeting, and the Parent Share Issuance and the Charter Amendment shall have been approved by the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote thereon at the Parent Stockholder Meeting.

     (b) Listing. The shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement, the shares of Parent Common Stock issuable upon the exercise of the Warrants issuable in the Merger and such other shares of Parent Common Stock required to be reserved for issuance in connection with the Merger shall have been authorized for trading on the Nasdaq Stock Market or, listing on the NYSE, upon official notice of issuance.

     (c) Other Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any Governmental Entity and from any necessary parties to Parent's Credit Facility and the Company's Credit Facility in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, Parent and Sub shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits, and authorizations would not be reasonably likely to result in a Parent Material Adverse Effect (assuming the Merger and the Liquidation have taken place) or to materially adversely affect the consummation of the Merger or the Liquidation.

     (d) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect.

     (f) Subscription Agreement. SCF-III, L.P. shall have complied with its obligations under the Subscription Agreement.

     (g) Escrow Agreement. The Escrow Agreement shall have been executed and delivered in accordance with Section 2.4

     6.2 Conditions of Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Parent and Sub.

     (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date except for such failures to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in Section 3.1 hereof) which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or which were provided by, or in accordance with, this Agreement.

     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     (c) Letters from the Company Affiliates. Parent shall have received from each person named in the letter referred to in Section 5.7 an executed copy of an agreement as provided in Section 5.7.

     (d) Tax Opinion. Parent shall have received an opinion, reasonably satisfactory to Parent, dated on or about the date that is two days prior to the date the Proxy Statement is first mailed to stockholders of the Parent and a copy of which will be furnished to the Company, of Baker & Botts, L.L.P., counsel to Parent, to the effect that, if the Merger and the Liquidation are consummated in accordance with the terms of this Agreement, the Merger and the Liquidation will be collectively treated as a reorganization within the meaning of Section 368(a) of the Code, Parent and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code and no gain or loss will be recognized for United States federal income tax purposes by Parent, Sub or the Company as a result of the Merger and the Liquidation, which opinion shall have been confirmed at the Closing. In rendering such opinion, such counsel may receive and rely upon representations of fact and covenants of the Company and Parent identical to those contained in the Certificates included as Schedule 3.1(v) of the Company Letter and Schedule 3.2(u) of the Parent Letter, respectively.

     (e) Fairness Opinion. The opinion described in Section 3.2(q) shall not have been withdrawn.

     6.3 Conditions of Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the
Company:

     (a) Representations and Warranties. Each of the representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date except for such failures to be so true and correct which (without giving effect to the individual materiality thresholds otherwise contained in Section 3.2 hereof) would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or which were provided by or in accordance with this Agreement.

     (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

     (c) Tax Opinion. The Company shall have received an opinion, reasonably satisfactory to the Company, dated on or about the date that is two days prior to the date the Proxy Statement is first mailed to stockholders of the Company and a copy of which will be furnished to Parent, of Vinson & Elkins L.L.P. counsel to the Company, to the effect that, if the Merger and the Liquidation are consummated in accordance with the terms of this Agreement, the Merger and the Liquidation will be collectively treated as a reorganization within the meaning of Section 368(a) of the Code, each of Parent and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code and no gain or loss will be recognized for United States federal income tax purposes by a stockholder of the Company as a result of the Merger and the Liquidation upon the conversion of shares of the Company Common Stock into shares of Parent Common Stock except with respect to (i) cash, if any, received in lieu of fractional shares of Parent Common Stock, (ii) a stockholder in special circumstances, such as a stockholder who acquired shares of Company Common Stock through exercise of employee stock options or otherwise as compensation for employment, or (iii) a stockholder who failed to comply with certain filing requirements, which opinion shall have been confirmed at the Closing. In rendering such opinion, such counsel may receive and rely upon representations of fact and covenants of the Company and Parent identical to those contained in the Certificates included as Schedule 3.1(v) of the Company Letter and Schedule 3.2(u) of the Parent Letter, respectively.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Parent:

     (a) by mutual written consent of the Company and Parent, or by mutual action of their respective Boards of Directors;

     (b) by either the Company or Parent if (i) the Merger shall not have been consummated by June 30, 1996 (provided that the right to terminate this Agreement under this clause (i) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); (ii) any court of competent jurisdiction, or some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; (iii) the stockholders of the Parent shall not approve the Parent Share Issuance or the Charter Amendment at the Parent Stockholder Meeting or at any adjournment thereof; or (iv) in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, as advised by outside counsel, the Board of Directors of Parent determines that such termination is required by reason of a Parent Acquisition Proposal having been made, provided that Parent may not terminate this Agreement pursuant to this clause (iv) unless five business days shall have elapsed after delivery to the Company of a written notification of Parent's intention to terminate this Agreement and during such five business-day period Parent shall have fully cooperated with the Company; including, without limitation, informing the Company of the terms and conditions of such Parent Acquisition Proposal and the identity of the person or group making such Parent Acquisition Proposal, with the intent of enabling the Company to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected;

     (c) by Parent if (i) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by the Company at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by the Company of written notice from Parent of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of the Company contained in this Agreement shall not be true in all material respects when made (provided such breach has not been cured within 30 days following receipt by the Company of written notice from Parent of such breach and is existing at the time of termination of this Agreement) or on and as of the Effective Time as if made on and as of the Effective Time (except to the extent it relates to a particular date), except for such failures to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in Section 3.1 hereof) which would not individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or which were provided by, or in accordance with, this Agreement; or

     (d) by the Company if (i) Parent or Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by Parent of written notice from the Company of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of Parent or Sub contained in this Agreement shall not be true in all material respects when made (provided such breach has not been cured within 30 days following receipt by Parent of written notice from the Company of such breach and is existing at the time of termination of this Agreement) or on and as of the Effective Time as if made on and as of the Effective Time (except to the extent it relates to a particular date), except for such failures to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in Section 3.2 hereof) which would not individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or which were provided by, or in accordance with, this Agreement or (iii) the Board of Directors of Parent withdraws, modifies or changes its recommendation of this Agreement, the Merger, the Parent Share Issuance or the Charter Amendment in a manner adverse to the Company or shall have resolved to do any of the foregoing.

     7.2 Effect of Termination. (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company except (i) with respect to this Section 7.2, the second and third sentences of Section 5.4 and Section 8.1, and (ii) and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or of any of its covenants or agreements set forth in this Agreement.

     (b) If Parent or the Company terminates this Agreement pursuant to Section 7.1(b)(iv), Parent shall on the business day next succeeding such termination pay the Company a fee of $4,000,000 in cash by wire transfer of immediately available funds to an account designated by the Company.

     (c) If the Company terminates this Agreement pursuant to Section 7.1(d)(iii) and if the Company is not in material breach of this Agreement at the time of such termination and the condition specified in Section 6.2(a) would have been satisfied if the Closing would have occurred at the time of such termination, then if a Parent Acquisition Proposal was outstanding at the time the Parent's Board of Directors withdrew, changed or modified its recommendation Parent shall on the business day next succeeding such termination pay the Company a fee of $4,000,000 in cash by wire transfer of immediately available funds to an account designated by the Company.

     (d) If Parent or the Company terminates this Agreement pursuant to Section 7.1(b)(iii) and if the Company is not in material breach of this Agreement at the time of such termination and the condition specified in Section 6.2(a) would have been satisfied if the Closing would have occurred at the time of such termination, then (i) if after the date of this Agreement and on or prior to the Company Stockholder Meeting, any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) became the beneficial owner of 33% or more of the outstanding Parent Common Stock, Parent shall on the business day next succeeding such termination pay the Company a fee of $4,000,000 in cash by wire transfer of immediately available funds to an account designated by the Company and (ii) if no fee is paid pursuant to clause (i) of this Section 7.3(d) and if a Parent Acquisition Proposal had been publicly disclosed at or prior to the time of the Parent Stockholder Meeting and if after the Parent Stockholder Meeting, Parent consummates a Parent Acquisition Proposal within one year following such termination, then Parent shall on the business day next succeeding the consummation of such Parent Acquisition Proposal pay the Company a fee of $4,000,000 in cash by wire transfer of immediately available funds to an account designated by the Company.

     (e) If this Agreement is terminated by Company or Parent pursuant to
Section 7.1(b)(iii) or 7.1(b)(iv) or by the Company pursuant to Section 7.1(d)(iii), if no fee is payable to the Company pursuant to Sections 7.2(b),
(c) or (d), and if the Company is not in material breach of this Agreement at the time of such termination, then Parent shall on the business day next succeeding such termination pay the Company $1,000,000 in cash by wire transfer of immediately available funds to an account designated by the Company as a partial reimbursement of out-of-pocket expenses incurred by the Company in connection with the transactions contemplated by this Agreement.

     7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Parent, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Payment of Expenses. Except as provided in Section 7.2 and the Escrow Agreement, each party hereto shall pay its own expenses incident to preparing for entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger shall be consummated.

     8.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and any liability for breach or violation thereof shall terminate absolutely and be of no further force and effect at and as of the Effective Time, except as provided in the Escrow Agreement and except for the agreements contained in
Article II, Sections 5.10 through 5.12 and Article VIII, the agreements delivered pursuant to Section 5.7 and the representations, covenants and agreements contained in Sections 5.16 and 5.17. The Confidentiality Agreement shall survive the execution and delivery of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material delivered hereunder.

     8.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

          (a)  if to Parent or Sub, to:

               Tuboscope Vetco International Corporation
               2835 Holmes Road
               Houston, TX  77051
               Telecopy:  713-799-5183
               Attn:  General Counsel

               with a copy to:

               Latham & Watkins
               650 Town Center Drive, 20th Floor
               Costa Mesa, CA  92626-1918
               Telecopy:  714-755-8290
               Attn:  Patrick Seaver

               and (b) if to the Company, to:

               D.O.S. Ltd.
               2800 N. Frazier
               P.O. Box 2327
               Conroe, TX  77305
               Telecopy:  409-756-8102
               Attn:  John F. Lauletta

               with a copy to:

               Vinson & Elkins L.L.P.
               2300 First City Tower
               1001 Fannin
               Houston, TX  77002
               Telecopy:  713-758-2346
               Attn:  Joe Dilg

     8.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular. Any representations and warranties of the Company that are qualified by the phrase "to the knowledge of the Company" or phrases with similar wording shall be interpreted to refer to the actual knowledge of the individuals set forth on Schedule 8.4 of the Company Letter. Any representations and warranties of Parent that are qualified by the phrase "to the knowledge of Parent" or phrases with similar wording shall be interpreted to refer to the actual knowledge of the individuals set forth on
Schedule 8.4 of the Parent Letter.

     8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement and any other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) except as provided in Sections 5.7, 5.11, 5.16 and 5.17, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     8.7 Governing Law. Except to the extent that the laws of Bermuda or the State of Delaware are mandatorily applicable to the Merger or the internal affairs of any of the parties, this Agreement shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

     8.8 Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes the Agreement impossible to perform in which case this Agreement shall terminate as if the parties mutually agreed under Section 7.1(a).

     8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.


PARENT:                             TUBOSCOPE VETCO INTERNATIONAL CORPORATION


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


SUB:                                GROW ACQUISITION LIMITED
                                    (a Bermuda corporation to be formed by
                                    Tuboscope Vetco International Corporation)

                                    By:  Tuboscope Vetco International
                                         Corporation


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________


THE COMPANY:                        D.O.S. LTD.


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                   EXHIBIT A
Edith G. Conyers
2800 N. Frazier
Conroe, Texas  77305

Vincent D. Leone, Sr.
12146 Burgoyne
Houston, Texas

Sharonlee E. Evans
2800 N. Frazier
Conroe, Texas  77305

Y. L. Loh
9, Lorong Tukang Dua
Singapore 2261

J. S. Dickson-Leach
St. George's Building, 24th Floor
Ice House Street
Hong Kong

L. E. Simmons
6600 Texas Commerce Tower
Houston, Texas  77002

                                                                       EXHIBIT B


                                ESCROW AGREEMENT


     This Escrow Agreement, dated as of __________________, 1996, between Tuboscope Vetco International Corporation, a Delaware corporation ("Parent"), D.O.S. Ltd., a Bermuda corporation (the "Company"), ______________________ ("Stockholders Representative") and _________________, ____________________
("Escrow Agent");

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Parent, Grow Acquisition Limited ("Sub") and the Company have entered into an Agreement and Plan of Merger dated as of January ____, 1996, (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Sub with the Company, with the result that the surviving corporation (the "Surviving Corporation") will become a wholly owned subsidiary of Parent; and

     WHEREAS, the parties hereto desire, pursuant to Article II of the Merger Agreement, to set aside a portion of the consideration to be paid to the holders of ordinary shares, $.10 par value, of the Company (the "Company Common Stock") in connection with the Merger, for the purpose of providing Parent with a limited remedy in the event of a breach by the Company of certain representations and warranties made in the Merger Agreement;

     WHEREAS, Escrow Agent has agreed to hold the Escrowed Shares (as hereinafter defined) in accordance with the terms and provisions contained herein;

     NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the parties hereto hereby agree as follows:

     1.   Definitions.  Except as hereinafter defined, capitalized terms used in
          -----------
this Escrow Agreement will have the meanings assigned to such terms in the Merger Agreement.

          (a) "Breach" shall mean a breach by the Company of a representation or warranty of the Company set forth in the Merger Agreement as of the date of the Merger Agreement (except to the extent such representation or warranty speaks of an earlier date); provided, however that such a Breach shall be deemed not to be a Breach to the extent that (i) the Company has notified Parent in writing prior to the Closing of such Breach or (ii) an executive officer of Parent prior to the Closing is shown by clear and convincing evidence to have had actual knowledge of such Breach prior to the Closing.

          (b) "Claim" shall mean a claim for Damages incurred by Parent as a result of one or more Breaches.

          (c) "Claim Expiration Time" shall mean 5:00 p.m. C.S.T. on the fifteenth business day following the delivery to the Board of Directors of Parent of audited financial statements of the Company and its Subsidiaries as of and for the period ending on March 31, 1996 (or as of any later date).

          (d) "Damages" shall mean any loss, liability, claim, damage, expense, whether or not involving a third-party claim, net of any insurance proceeds or payments from any other responsible person or entity and net of any tax savings as a result of the incurrence of such Damages.

          (e) "Threshold Amount" shall mean the dollar amount of Damages, the loss of which would result in a Company Material Adverse Effect.

          (f) "Stockholders" means the holders of shares of Company Common Stock immediately before the Effective Time, excluding any holders of Dissenting Shares.

     2.   Appointment of Escrow Agent.  Parent and the Company hereby designate
          ---------------------------
and appoint _____________________ as Escrow Agent for the purposes set forth herein and the Escrow Agent hereby accepts such appointment on the terms herein provided.

     3.   Deposit of Escrowed Shares.  Promptly after the Effective Time, Parent
          --------------------------
shall deliver to the Escrow Agent one or more certificates in the name of the Escrow Agent representing the Escrowed Shares and cash in lieu of any fractional shares.

     4.   Maintenance of Escrow.
          ---------------------

          (a) The Escrow Agent shall hold the Escrowed Shares in escrow, and shall maintain and disburse the Escrowed Shares, pursuant to this Escrow Agreement.

          (b) All dividends and other distributions of money, securities or other property made by Parent with respect to the Escrowed Shares while such shares are held by the Escrow Agent, shall be paid or delivered to the Stockholders pro rata in accordance with their respective ownership of Company Common Stock immediately prior to the Effective Time, at the same time such dividends or other distributions are paid or delivered to other holders of Parent Common Stock; provided, however, that there shall be paid or delivered to the Escrow Agent at such time all shares of Parent Common Stock issuable as a result of any stock dividend or stock split with respect to the Escrowed Shares. The Escrowed Shares and such additional shares of Parent

     Common Stock are collectively referred to in this Escrow Agreement as the "Escrow Funds."

     5.   Parent's Right to Assert Claim to Escrow Funds.  Parent shall have the
          ----------------------------------------------
right to make one Claim on or prior to the Claim Expiration Time by delivering a written notice of such Claim to the Stockholders Representative and the Escrow Agent prior to such time. Subject to the other provisions herein, Parent shall have the right to receive a portion or all of the Escrow Funds only if the Damages for such Claim (determined without giving effect to the individual materiality thresholds contained in Section 3.1 of the Merger Agreement when evaluating the Damages resulting from a Breach, but without duplication for the same Damages resulting from more than one Breach) exceed the Threshold Amount and then only in the amount by which such Damages exceed $1,000,000. If Parent asserts a Claim, such Claim shall state with particularity all Breaches asserted, including sufficient facts relating thereto so that the Stockholders Representative may reasonably evaluate such Claim, the aggregate Damages incurred by Parent, Parent's estimate of the Threshold Amount and the amount (the "Parent Net Claim") that equals (i) the aggregate amount of such Damages, less (ii) $1,000,000, rounded to the nearest amount evenly divisible by $7.00. Notwithstanding anything to the contrary herein, Parent shall in no event be entitled to receive pursuant to this Agreement, more than the then available Escrow Funds. The parties agree that the $1,000,000 deductible set forth above was a negotiated risk sharing provision and does not and was not intended to, reflect either party's understanding or agreement as to the level of Damages necessary to exceed the Threshold Amount or constitute a Company Material Adverse Effect.

     6.   Determination of Valid Parent Net Claim; Final Instruction.  For
          ----------------------------------------------------------
purposes of this Escrow Agreement, a "Final Instruction" shall mean a written notice given to the Escrow Agent directing the disbursement of the amount of the Parent Net Claim, and shall be signed both by Parent and by the Stockholders Representative except as otherwise provided below in clause (b) or (d). A Final Instruction shall be delivered to the Escrow Agent under the following circumstances, and accompanied by the indicated documentation:

          (a) If the Stockholders Representative disputes either the validity, amount or calculation of the Threshold Amount or the Parent Net Claim, the Stockholders Representative shall give written notice of such dispute to Parent, with a copy to the Escrow Agent, within 20 business days after the delivery of notice of the Claim by Parent. In such circumstances, no Final Instruction may be given to the Escrow Agent except as provided in (c) or
     (d) below.

          (b) If the Stockholders Representative fails to respond to the Claim within 20 business days after the delivery to the Stockholders Representative and the Escrow Agent of the Notice of the Claim, or if the Stockholders Representative notifies the Escrow Agent that there is no dispute with respect to the Parent Net Claim, Parent shall have the right to deliver to the Escrow Agent a Final Instruction, signed only by Parent, with respect to the Parent Net Claim.

          (c) If the Stockholders Representative and Parent reach an agreement with respect to the proper determination of the Threshold Amount or the Parent Net Claim, the Stockholders Representative and Parent shall give to the Escrow Agent a Final Instruction, signed by both the Stockholders Representative and Parent, with respect to the Parent Net Claim.

          (d) If an arbitration order pursuant to Section 22 hereof, is entered with respect to the Parent Net Claim, either the Stockholders Representative or Parent shall have the right to deliver to the Escrow Agent a Final Instruction with respect to the Parent Net Claim based on and in compliance with such order, signed only by the Stockholders Representative or by Parent, as the case may be, and accompanied by a copy of such order.

     Upon receipt of a Final Instruction in accordance with this Section, the Escrow Agent shall disburse to Parent from the Escrow Funds such number of shares of Parent Common Stock as shall equal the Parent Net Claim based on the valuation procedures set forth in Section 8 herein and shall distribute the remaining Escrow Funds in accordance with Section 7 below.

     7.   Distribution of Escrow Funds.  If Parent fails to make a Claim on or
          ----------------------------
prior to the Claim Expiration Time in accordance with Section 5, then as promptly as practicable thereafter the Escrow Agent shall deliver the Escrowed Shares and all other Escrow Funds to the Stockholders pro rata in accordance with their respective ownership of Company Common Stock immediately prior to the Effective Time. If Parent timely makes a Claim, then upon the Escrow Agent's receipt of a Final Instruction, the Escrow Agent shall deliver such portion of the Escrow Funds to Parent as set forth in such Final Instruction and then shall deliver any remaining Escrowed Shares and any other remaining Escrow Funds, on a pro rata basis, to the Stockholders.

     8.   Valuation of Escrowed Shares; Fractional Shares.  For purposes of
          -----------------------------------------------
determining the number of Escrowed Shares to be disbursed from the Escrow Fund under this Escrow Agreement with respect to the Parent Net Claim, each share of Parent Common Stock shall be valued at $7.00 per share (subject to appropriate adjustment for any stock split, stock dividend, reverse stock split or similar event with respect to Parent Common Stock effected after the Effective Time), regardless of the then market value of such shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued pursuant to this Agreement. In lieu of any fractional share of Parent Common Stock, each Stockholder who would otherwise have been entitled to a fraction of a share of Parent Common Stock hereunder shall be paid an amount in cash (without interest) equal to the value of such fraction of a share based upon an assumed value of $7.00 per share (subject to appropriate adjustment for any stock split, stock dividend, reverse stock split or similar event with respect to Parent Common Stock effected after the Effective Time). Parent agrees to pay to Escrow Agent such amounts as are necessary to pay such cash in lieu of fractional shares and the Escrow Agent shall transfer and deliver such shares to Parent with respect to which cash is so paid as a result of the distribution to the Stockholders.

     9.   Reliance by Escrow Agent; Liability of Escrow Agent.  The Escrow Agent
          ---------------------------------------------------
shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization or other paper or document that the Escrow Agent believes to be genuine and what it purports to be. The Escrow Agent may confer with its own corporate or outside legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof, or its duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the written opinions of such counsel. The duties of the Escrow Agent hereunder will be limited to the observance of the express provisions of this Escrow Agreement. The Escrow Agent will not be subject to, or be obliged to recognize, any other agreement between the parties hereto or directions or instructions not specifically set forth as provided for herein. The Escrow Agent will not make any payment or disbursement from or out of the Escrow Fund that is not expressly authorized pursuant to this Escrow Agreement. The Escrow Agent may rely upon and act upon any instrument received by it pursuant to the provisions of this Escrow Agreement that it reasonably believes to be genuine and in conformity with the requirements of this Escrow Agreement. The Escrow Agent undertakes to use the same degree of care and skill in performing its services hereunder as an ordinary prudent person would do or use under the circumstances in the conduct of his or her own affairs. The Escrow Agent will not be liable for any action taken or not taken by it under the terms hereof in the absence of breach of its obligations hereunder or gross negligence or willful misconduct on its part.

     10.  Indemnification of Escrow Agent.  Parent will indemnify and hold the
          -------------------------------
Escrow Agent harmless from and against any and all losses, costs, damages or expenses (including, but not limited to, reasonable attorneys' fees) it may sustain by reason of its service as Escrow Agent hereunder, and except such losses, costs, damages or expenses (including, but not limited to, reasonable attorneys' fees) incurred by reason of such acts or omissions for which the Escrow Agent is liable or responsible under the last sentence of Section 9 hereof.

     11.  Release of Stockholders Representative; Successor Stockholders
          --------------------------------------------------------------
Representative.  In consideration of _____________________ (and any successor)
--------------
acting as the Stockholders Representative hereunder on behalf of all Stockholders, each such Stockholder, by accepting shares of Parent Common Stock in respect of such Stockholder's shares of Company Common Stock and by becoming a beneficiary of this Escrow Agreement, releases the Stockholder Representative from liability for any action taken or not taken by the Stockholders Representative under the terms hereof in the absence of the Stockholders Representative's gross negligence or willful misconduct. If ___________________ ceases to act as the Stockholders Representative for any reason or

______________ or his representative shall notify Parent and the Escrow Agent of the Stockholders Representative intent to resign as Stockholders Representative, then Stockholders entitled to receive a majority of the Escrowed Shares hereunder (assuming no Claim is made) may by written notice to the Parent and Escrow Agent appoint a successor Stockholders Representative. If no such successor is appointed within 30 days, then Parent shall appoint an independent third party as successor.

     12.  Fees and Expenses of the Escrow Agent.  All fees of the Escrow Agent
          -------------------------------------
for its services hereunder, together with any expenses reasonably incurred by the Escrow Agent in connection with this Escrow Agreement, shall be paid by Parent.

     13.  Resignation of Escrow Agent.  The Escrow Agent may resign from its
          ---------------------------
duties hereunder by giving each of the parties hereto not less than 60 days prior written notice of the effective date of such resignation (which effective date shall be at least 60 days after the date such notice is given). The parties hereto intend that a substitute Escrow Agent will be appointed by Parent to fulfill the duties of the Escrow Agent hereunder for the remaining term of this Escrow Agreement in the event of the Escrow Agent's resignation. If on or before the effective date of such resignation, a substitute Escrow Agent has not been appointed, the Escrow Agent will thereupon deposit the Escrow Funds into the registry of a court of competent jurisdiction.

     14.  Designees for Instructions.  Parent, may, by notice to the Escrow
          --------------------------
Agent, designate one or more persons who will execute notices and from whom the Escrow Agent may take instructions hereunder. Such designations may be changed from time to time upon notice to the Escrow Agent from Parent. The Escrow Agent will be entitled to rely conclusively on any notices or instructions from any person so designated by Parent.

     15.  Voting of Escrowed Shares.  With respect to any matter on which the
          -------------------------
Escrowed Shares or any other shares of Parent Common Stock in the Escrow Fund are entitled to vote, the Escrow Agent shall seek voting instructions from the Stockholders. With respect to Stockholders who timely provide such instruction, the Escrow Agent shall vote the Escrowed Shares that would be distributed to such Stockholders (assuming no Claim is made) in accordance with the instructions received by such Stockholders, but shall not otherwise vote such shares.

     16.  Notices.  Any notices, consents, demands, requests, approvals and
          -------
other communications to be given under this Escrow Agreement by any party to any other party shall be in writing and shall be either (a) personally delivered,
(b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by overnight express delivery service or same-day local courier service, or (d) delivered by facsimile transmission, to the address set forth below, or to such other address as may be designated by such party from time to time in accordance with this Section. Notices delivered personally, by overnight express delivery service or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given three business days after mailing. Notices delivered by facsimile transmission shall be deemed given upon receipt by the sender of the transmission confirmation.

          (a) If to Parent or, after the  Effective Time, the Company:

                 --------------------------------------------------------------

                 --------------------------------------------------------------

                 --------------------------------------------------------------

               with a copy to:

                 --------------------------------------------------------------

                 --------------------------------------------------------------

                 --------------------------------------------------------------


          (b)  If to the Escrow Agent:

                 --------------------------------------------------------------

                 --------------------------------------------------------------

                 --------------------------------------------------------------


          (c) If to the Stockholder Representative,


                 --------------------------------------------------------------

                 --------------------------------------------------------------

                 --------------------------------------------------------------


               with a copy to:


                 --------------------------------------------------------------

                 --------------------------------------------------------------

                 --------------------------------------------------------------


     17.  Binding Effect.  This Escrow Agreement will be binding upon and inure
          --------------
to the benefit of the parties hereto and their permitted assigns. The rights of any person or entity to receive Escrowed Shares hereunder shall not be transferable except by operation of law.

     18.  Amendment and Termination.  This Escrow Agreement may be amended by
          -------------------------
and upon written notice to the Escrow Agent given jointly by Parent and the Stockholders Representative, but the duties and responsibilities of the Escrow Agent may not be increased without its written consent. This Escrow Agreement will terminate on the date on which all the Escrow Funds have been distributed.

     19.  Applicable Law.  This Escrow Agreement will be governed by and
          --------------
construed in accordance with the laws of the State of Texas, without giving effect to conflicts of law principles.

     20.  Counterparts.  This Escrow Agreement may be executed in one or more
          ------------
counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument.

     21.  Captions and Paragraph Headings.  Captions and paragraph headings used
          -------------------------------
herein are for convenience only and are not part of this Escrow Agreement and will not be used in construing it.

     22.  Arbitration.  Any and all claims, demands, causes of action, disputes,
          -----------
controversies and other matters in question arising out of or relating to this Escrow Agreement, the alleged breach thereof, or in any way relating to the subject matter of this Agreement, including without limitation the validity of Claims, the calculation of Damages, and the determination of and the actual dollar amount of the Threshold Amount ("Disputes"), even though some or all of such Disputes allegedly are extra contractual in nature, whether such Disputes sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved and decided exclusively by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association. The arbitration proceeding shall be conducted in Houston, Texas. The arbitration shall be before a panel of three arbitrators. Parent and the Stockholders Representative shall each select one arbitrator and the two arbitrators so selected shall select the third arbitrator. The arbitrators are authorized to issue subpoenas for depositions and other discovery mechanisms, as well as trial subpoenas, in accordance with the Federal Rules of Civil Procedure. Any party may initiate a proceeding in the appropriate United States District Court to enforce this provision. This agreement to arbitrate shall be enforceable in either federal or state court. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act. The arbitrators shall have no authority to award punitive damages (including, without limitation, any exemplary damages, treble damages or any other penalty or punitive type of damages), under any circumstances regardless of whether such damages in excess of such amount may be available under applicable law or otherwise, the parties hereto hereby waiving their right, if any, to recover such damages in excess of such amount in connection with any Disputes. The costs of the arbitration and attorney's fees shall be paid by Parent, but the arbitrators shall have the right to increase the

Parent Net Claim by any or all of such costs, including amounts paid by the Parent pursuant to Section 24 hereof, as they deem equitable.

     23.  Action by Parent.  All actions to be taken by Parent hereunder shall
          ----------------
be taken by, or pursuant to authority granted by a committee of the Board of Directors of Parent comprised of one or more members who were not prior to the Effective Time affiliated with the Company or affiliates of the Company and who are not Stockholders.

     24.  Stockholders Representative's Expenses.  Parent shall pay all invoices
          --------------------------------------
submitted by the Stockholders Representative with respect to all reasonable out-of-pocket expenses incurred by Stockholders Representative in the performance of his duties hereunder, including fees and expenses of counsel, or if Stockholders Representative has paid such expenses, then to reimburse Stockholders Representative within 30 days of the submission of a written request for reimbursement.

     25.  Conduct of Audit.  Parent agrees to use all reasonable efforts to
          ----------------
cause the Claim Expiration Time to occur as soon as practicable.

     26.  Tax Reporting.  Unless otherwise required by Treasury Regulations
          -------------
issued in the future, the parties will treat the Escrowed Shares and any other shares of Parent Common Stock deposited with the Escrow Agent hereunder for purposes of Section 468B(g) of the Internal Revenue Code of 1986, as amended, and for all other income tax purposes as being owned by the Stockholders during the period such shares are held in Escrow, and therefore any income earned on such shares during such period will be allocated and reported to the Stockholders as such income is earned. The parties will make any elections or filings required to characterize such shares in a manner consistent with the preceding sentence.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                    TUBOSCOPE VETCO INTERNATIONAL
                                     CORPORATION


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    D.O.S. LTD.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    STOCKHOLDERS REPRESENTATIVE

                                    --------------------------------------------

                                    Name:
                                         ---------------------------------------

                                    ESCROW AGENT


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                                                     EXHIBIT C-1

                               BOARD OF DIRECTORS



Martin Reid
Eric Mattson
An individual to be designated by Parent and
  reasonably acceptable to the Company
L. E. Simmons
John Lauletta
J. S. Dickson Leach
An individual to be mutually agreed to by Parent and the Company

                                                                     EXHIBIT C-2

                                   MANAGEMENT



L. E. Simmons - Chairman
John Lauletta - President & CEO
Joseph Winkler - Chief Financial Officer
Such other individuals with such positions as may be mutually agreed to by Parent and the Company

                                                                       EXHIBIT D

                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "Agreement") is entered into and made effective as of _______________, 1996, by and among Tuboscope Vetco International Corporation, a Delaware corporation (the "Company"), SCF-III, L.P., a Delaware limited partnership ("SCF-III"), D.O.S. Partners L.P., a Delaware limited partnership ("D.O.S. Partners"), Panmell (Holdings), Ltd., a Hong Kong corporation ("Panmell") and Zink Industries Limited, a Hong Kong corporation ("Zink") (SCF-III, D.O.S. Partners, Panmell and Zink are collectively referred to as the "D.O.S. Shareholders"). Zink, Panmell and D.O.S. Partners, each a party to certain Registration Rights Agreements dated as of July 2, 1992 and November 16, 1995, respectively, among D.O.S. Ltd. and certain of its stockholders (the "D.O.S. Registration Rights Agreements"), as the holders of more than 80% of the outstanding Registrable Securities (as such term is defined in the D.O.S. Registration Rights Agreements) under such Agreements and pursuant to Section 4.6 of each such Agreement hereby terminate the D.O.S. Registration Rights Agreements and waive all obligations of D.O.S., Ltd. under such Agreements.

                                  WITNESSETH:
                                  -----------

     WHEREAS, it is a condition to the consummation of the transactions contemplated by that certain Agreement and Plan of Merger dated as of January 3, 1996 among the Company, Grow Acquisition Limited, the Company's wholly owned subsidiary and D.O.S. Ltd. (the "Merger Agreement") that this Agreement be executed and delivered by the Company and the D.O.S. Shareholders;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Definitions.  As used in this Agreement, the following terms
                -----------
have the meanings indicated:

     "Affiliate" of a Holder shall mean (a) any member of the immediate family of an individual Holder, including parents, siblings, spouse and children (including those by adoption); the parents, siblings, spouse, or children (including those by adoption) of such immediate family member; and in any such case any trust whose principal beneficiary is such individual Holder or one or more members of such immediate family and/or such Holder's lineal descendants,
(b) the legal representative or guardian of such individual Holder or of any such immediate family members in the event such individual Holder or any such immediate family members become mentally incompetent, and (c) any Person controlling, controlled by or under common control with a Holder. As used in this definition, the term "control", including the correlative terms "controlling", "controlled by" and "under common control with" shall mean, possession, directly or indirectly, of the power to direct or cause the direction of the management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

     "Advice" shall have the meaning given it in Section 2.4.

     "Agent" shall have the meaning given it in Section 2.6(a).

     "Agreement" shall have the meaning set forth above.

     "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday for banks in the State of Texas.

     "Commission" shall mean the Securities and Exchange Commission.

     "Common Stock" shall mean the Company's Common Stock, par value $.01 per share, or any successor class of the Company's Common Stock.

     "Company" shall have the meaning set forth above.

     "Demand Notice" shall have the meaning given it in Section 2.2(a).

     "Demand Registration" shall have the meaning given it in Section 2.2(a).

     "D.O.S. Registration Rights Agreements" shall have the meaning set forth above.

     "D.O.S. Shareholders" shall have the meaning set forth above.

     "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

     "Holder" shall mean SCF-III, D.O.S. Partners, Panmell and Zink and any other Person holding Registrable Securities.

     "Inspectors" shall have the meaning given it in Section 2.4(n).

     "Investor" shall have the meaning set forth above.

     "Liabilities" shall have the meaning given it in Section 2.6(a).

     "Merger Agreement" shall have the meaning set forth above.

     "new rights" shall have the meaning given it in Section 3.1.

     "1933 Act" shall mean the Securities Act of 1933, as amended.


     "Outstanding Registration Rights Agreements" means (i) the Registration Rights Agreement dated May 13, 1988, as amended, among the Company and the signatories thereof relating to certain shares of Common Stock and (ii) the Agreement between the Company and Baker Hughes Incorporated dated as of October 1, 1991.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or a political subdivision, agency or instrumentality thereof or other entity or organization of any kind.

     "Piggyback Registration" shall have the meaning given it in Section 2.1(a).

     "Records" shall have the meaning given it in Section 2.4(n).

     "Registrable Securities" shall mean (i) any and all shares of Common Stock issued to D.O.S. Partners, Zink and Panmell pursuant to the Merger Agreement,
(ii) the 4,200,000 shares of Common Stock issued or to be issued by the Company pursuant to a Subscription Agreement dated as of even date with the Merger Agreement between the Company and SCF-III, (iii) the Warrant Stock, and (iv) any securities issued in exchange for, as a dividend on, or in replacement of, or otherwise issued in respect of (including securities issued in a stock dividend, split or recombination or pursuant to the exercise of preemptive rights), any shares of Common Stock or other securities described in clauses (i), (ii) and
(iii) above (in each case, "Related Securities" of such Common Stock), until such time as such securities described in clauses (i) through (iv) hereof have been (x) distributed to the public pursuant to a registration statement covering such securities that has been declared effective under the 1933 Act, (y) distributed to the public in accordance with the provisions of Rule 144 (or any similar provision then in force) under the 1933 Act or (z) repurchased by the Company.

     "Registration Expenses" shall have the meaning given it in Section 2.5.

     "Related Securities" shall have the meaning given it in this Section 1 under the definition of Registrable Securities.

     "Requisite Group" shall mean (i) the Holder or Holders of an aggregate of a majority of the Registrable Securities then owned or held by SCF-III and D.O.S. Partners or their assignees pursuant to Section 4.10 or (ii) the Holder or Holders of an aggregate of a majority of the Registrable Securities then owned or held by Panmell and Zink or their assignees pursuant to Section 4.10. For purposes of determining the Holders of the requisite percentages described above (and for the purpose of any similar calculation in this Agreement), the Warrants shall represent the number of shares of Warrant Stock for which the Warrants are exercisable. In the event that any of the Registrable Securities set forth in clauses (i) and (ii) of this definition become Related Securities, the provisions of this definition shall apply mutatis mutandis to such Related Securities.

     "Warrants" shall mean those certain Warrants for the purchase of an aggregate of 2,533,000 shares (subject to adjustment as provided therein) of Common Stock issued by the Company to SCF-III pursuant to a Subscription Agreement dated as of even date with the Merger Agreement between the Company and SCF-III, and any and all Warrants issued in substitution or replacement of such Warrants.

     "Warrant Stock" shall mean the shares of Common Stock or other securities for which the Warrants are exercisable, together with any Related Securities.


     Section 2.  Registration Rights.
                -------------------

     2.1  Piggyback Registration.
          ----------------------

          (a) If the Company proposes to file a registration statement under the 1933 Act with respect to an offering by the Company for its own account or for the account of any other Person of Common Stock (excluding, however, a security convertible into Common Stock) then the Company shall in each case give written notice of such proposed filing to the Holders of Registrable Securities at least fifteen days before the anticipated filing date, and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request (a "Piggyback Registration"). Subject to subsections (b), (c), (d) and (e) of this Section 2.1, the Company shall include in each such Piggyback Registration all Registrable Securities requested to be included in the registration for such offering. The Company shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Holders of Registrable Securities requesting to be included in the registration for such offering to include such securities in such offering on the same terms and conditions as Common Stock of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering determines that the total amount of securities which they or the Company and any other Persons intend to include in such offering may jeopardize the success of such offering, then the amount of securities to be offered shall be reduced first from the Common Stock being offered for the account of Persons (other than Holders and the Company) entitled to include Common Stock in such offering and whose rights to include Common Stock in the offering rank subordinate to the rights of the Holders of Registrable Securities and then, if the offering size shall require further reduction, from the Common Stock being offered for the account of the Holders of Registrable Securities and such other Persons entitled to include Common Stock in such offering and whose rights to include such Common Stock rank pari passu to the registration rights of the
                               ----------
Holders (allocated pro rata in proportion to their respective number of shares to be registered) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters prior to any reduction of the securities to be sold by the Company.

          (b) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to include Registrable Securities in any registration statement on Forms S-4 or S-8 (or their successor forms) or if the proposed registration is (i) a registration of a stock option or other employee incentive compensation plan or of securities issued or issuable pursuant to any such plan, (ii) a registration of securities issued or issuable pursuant to a stockholder reinvestment plan or other similar plan, or (iii) a registration of securities issued in exchange for any securities or any assets of, or in connection with a merger or consolidation with, an unaffiliated company.

         (c) The Company may withdraw any registration statement and abandon any proposed offering initiated by the Company without the consent of any Holder of Registrable Securities, notwithstanding the request of any such Holder to participate therein in accordance with this provision, if the Company determines in its sole discretion that such action is in the best interests of the Company and its stockholders (for this purpose, the interest of the Holders shall not be considered).

    2.2   Demand Registration Rights.
          --------------------------

     (a) From and after the first anniversary of the effective date of this Agreement, subject to the conditions stated hereinafter in this Section 2.2, each Requisite Group may make one written request to the Company for registration with the Commission of the offer and sale of all or part of the Registrable Securities held by Holders in such Requisite Group under and in accordance with the provisions of the 1933 Act (each a "Demand Registration"); provided, that the estimated proceeds (based on the market value of Common Stock
--------
as of the date of such request) of the Registrable Securities proposed to be sold by the Holder or Holders in the Requisite Group shall exceed $10,000,000. Within 5 Business Days after receipt of such request, the Company will serve written notice (the "Demand Notice") of such registration request to all Holders of Registrable Securities and the Company will include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 7 Business Days after the receipt by the applicable Holder of the Demand Notice.

     (b) Subject to the provisions of Section 2.2(c), each Requisite Group shall be entitled to one Demand Registration (which must become effective under the 1933 Act to count as having occurred) with respect to its Registrable Securities; provided, however, that in no event shall the Company be required to
            --------
effect more than one Demand Registration in any twelve month period. A registration will not count as a Demand Registration until it has become effective unless (i) the Holders of the Registrable Securities to be included therein advise the Company that they do not intend to complete the sale of the Registrable Securities covered by such registration statement or (ii) such Holders have otherwise abandoned the offering covered by such registration statement for any reason other than (A) the inability or unreasonable delay of the Company in having such registration statement become effective or (B) the disclosure of material adverse information regarding the Company that was not known by such Holders at the time the request for such Demand Registration was made;

provided, further, that if such registration statement is otherwise abandoned by such Holders prior to the registration statement becoming effective and if there has been a material decline in the market price of Company Common Stock from the time of such request to such abandonment, then such Demand Registration shall not count as a Demand Registration if the Holders promptly reimburse the Company for all Registration Expenses (as defined herein) other than the Company's internal expenses.

     (c) If the managing underwriter or underwriters of a Demand Registration (or in the case of a Demand Registration not being underwritten, the Holders of a majority of the Registrable Securities being registered therein), advise the Company in writing that in its or their opinion that the total number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number which can be sold in such offering at the desired price, the Company will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters (or Holders, as the case may be) can be sold, allocated pro rata among the Holders of Registrable Securities that have requested to be included in such Demand Registration on the basis of the amount of Registrable Securities requested to be registered by each such Holder.

     (d) If any Demand Registration is an underwritten offering, the Holders of a majority of the Registrable Securities to be included in such Demand Registration will select a managing underwriter or underwriters acceptable to the Company to administer the offering, which acceptance will not be unreasonably withheld or delayed.

     (e) Notwithstanding the provisions of Sections 2.2(a)-(d), the Company shall not be obligated to effect a registration requested pursuant to Sections 2.2(a)-(d) if (i) within 10 days after receiving the notice provided by any Holder under Sections 2.2(a)-(d), the Company notifies all Holders of Registrable Securities of its intention to file a registration statement for an underwritten public offering of Common Stock for the sole account of the Company and within twenty days after providing such notice, the Company files a registration statement for such offering and (ii) the Company has never before exercised its rights under this Section 2.2(e). In such case, the Holders shall have all the rights provided herein as if no such Demand Registration had been requested. If at any time the Company fails to diligently pursue any such registration statement or offering, the provisions of the preceding sentence shall not apply, and the Company shall be obligated to satisfy its obligations under Sections 2.2(a)-(d). With respect to such Company registration, the Company shall have the sole authority to select or terminate the employment of underwriters, and to make all decisions in connection with the filing, effectiveness and consummation of the proposed offering, subject to the express provisions hereof.

     (f)  Notwithstanding the obligations of the Company under Sections 2.2(a)-
(d), the Company shall be entitled to postpone for a reasonable period of time (not exceeding 90 days) the filing (but not the preparation) of any registration statement otherwise required to be prepared and filed by it pursuant hereto if
(i) at the time the Company receives a request for such registration, the Company is in possession of material non-public information that would be required to be disclosed in a registration statement but that has not been and will otherwise not be disclosed to the public and the Company deems disclosure not to be in the best interests of the Company and its stockholders (and the Company so notifies the Holders requesting a Demand Registration within 5 Business Days of such request), or
(ii) the Company determines (and the Company so notifies the Holders requesting a Demand Registration within 5 Business Days of such request) that in its judgment, such registration and offering would materially interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company that prior to such request the Board of Directors of the Company had agreed by resolution to pursue.

2.3  Holdback Agreements; Requirements of Holders.
     --------------------------------------------

     (a) To the extent not inconsistent with applicable law, each Holder of Registrable Securities owning Registrable Securities that are included in a registration statement that registers Registrable Securities pursuant to this Agreement or who is given the option pursuant to the terms hereof to include Registrable Securities in a registration statement that registers Registrable Securities agrees not to effect any public sale or distribution of the issue being registered (or any securities of the Company convertible into or exchangeable or exercisable for securities of the same type as the issue being registered) during the 10 days prior to, and during the 90-day period beginning on, the effective date of a registration statement filed by the Company (except pursuant to such registration), but only if and to the extent requested in writing (with reasonable prior notice) by the managing underwriter or underwriters in the case of an underwritten public offering by the Company of securities of the same type as the Registrable Securities; provided, that the period of time for which the Company is required to keep such registration statement which includes Registrable Securities continuously effective shall be increased by a period equal to such requested holdback period.

     (b) The Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, except on Form S-8 (or its successor form), during the 10 days prior to, and during the 90-day period beginning on, the effective date of any Demand Registration in which the Holders of Registrable Securities are participating (except pursuant to such registration statement).

     (c) The offering of Registrable Securities by any Holder shall comply in all respects with the applicable terms, provisions and requirements set forth in this Agreement, and such holder shall timely provide the Company with all information and materials required to be included in a registration statement that (a) relate to the offering, (b) are in possession of such Holder, and (c) relate to such Holder, and to take all such action as may be reasonably required in order not to delay the registration and offering of the securities by the Company.

     2.4  Registration Procedures.  Whenever any Registrable Securities are to
          -----------------------
be registered pursuant to Sections 2.1 or 2.2 of this Agreement, the Company shall effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable. In connection with any Piggyback Registration or Demand Registration, the Company shall as expeditiously as possible:

     (a) prepare and file with the Commission a registration statement which includes the Registrable Securities and make every reasonable effort to cause such registration statement to become effective; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement, the Company will furnish to one counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement and the underwriters, if any, draft copies of all such documents containing material changes from previously filed documents proposed to be filed at least 2 Business Days prior thereto, which documents will be subject to the reasonable review of such Holders and underwriters, and the Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference) to which Holders of a majority of the Registrable Securities covered by such registration statement or the underwriters with respect to such Registrable Securities, if any, shall reasonably object, and will notify each Holder of the Registrable Securities of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

     (b) prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for a period of not less than 60 days (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn or such longer period as required pursuant to the applicable underwriting agreement); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and to the extent of its control comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus; the Company shall not be deemed to have complied with its obligations hereunder to keep a registration statement effective during the applicable period if it voluntarily takes any action that would result in selling Holders of the Registrable Securities being prevented from selling such Registrable Securities during the period unless such action is required under applicable law;

     (c) furnish to any Holder of Registrable Securities included in such registration statement and the underwriter or underwriters, if any, without charge, such number of conformed copies of the registration statement and any post-effective amendment thereto and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such Holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each Holder of Registrable Securities covered by the registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto); provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all documents proposed to be filed which documents will be subject to the review of such counsel;

     (d) notify each Holder of Registrable Securities included in such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material act or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (e) cause all Registrable Securities included in such registration statement to be listed, by the date of the first sale of Registrable Securities pursuant to such registration statement, on each securities exchange (including, for this purpose, NASDAQ) on which the Common Stock of the Company is then listed or proposed to be listed, if any;

     (f) make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the 1933 Act no later than 45 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of the registration statement, which earnings statement shall cover said 12-month period, which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the 1933 Act as soon as feasible;

     (g) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

     (h) if requested by the managing underwriter or underwriters or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or such Holder reasonably requests to be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and any other terms of the underwritten offering of such Registrable Securities, and promptly make all required filings of such prospectus supplement or post-effective amendment;

     (i) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a registration statement, deliver a copy of such document to each Holder of Registrable Securities covered by such registration statement;

     (j) on or prior to the date on which the registration statement is declared effective, use reasonable diligence to register or qualify, and cooperate with the Holders of Registrable Securities included in such registration statement, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any such Holder or underwriter reasonably requests in writing, to use reasonable diligence to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (k) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request, subject to the underwriters' obligation to return any certificates representing securities not sold;

     (l) cause the Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such securities;

     (m) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other reasonable actions as the Holders of a majority of the Registrable Securities being sold or the underwriters retained by Holders participating in an underwritten public offering, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

     (n) make available for inspection by any Holder of Registrable Securities included in such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all Records reasonably requested by any such Inspector in connection with such registration statement; provided, that with respect to any Records that are confidential, the Inspectors shall execute such confidentiality agreements as the Company may reasonably request in order to maintain the confidentiality of confidential Records; and

     (o) obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registrable Securities being sold reasonably request.

     Each Holder, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (d) of this Section 2.4, will forthwith discontinue disposition of the Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 2.4 or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies in their possession or control, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in subsection (b) of this
Section 2.4 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when such seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 2.4 hereof or the Advice.

     If such registration statement refers to any Holder by name or otherwise as the holder of any securities of the Company then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation of such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder.

     2.5  Registration Expenses.  All expenses incident to the Company's
          ---------------------
performance of or compliance with this Agreement, including without limitation, all Commission and securities exchange or National Association of Securities Dealers, Inc. registration and filing fees, fees and expenses (other than the pro rata portion of filing fees attributable, as required by state law, to the securities to be sold) of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities act liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration (but not including any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities), the reasonable fees and expenses of a single counsel to represent participating Holders in a Demand Registration (all such expenses being herein called "Registration Expenses"), will be borne by the Company.

     2.6  Indemnification and Contribution.
          --------------------------------

          (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, its officers, directors and each Person who controls such Holder (within the meaning of the 1933 Act), and any Agent (as hereinafter defined) or investment advisor thereof against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (collectively, "Liabilities") arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, any amendment or supplement thereto, any prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such Liabilities arise out of or are based upon any untrue statement or omission based upon information with respect to such indemnified Person furnished in writing to the Company by such indemnified Person expressly for use therein. Notwithstanding the foregoing, with respect to any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in a preliminary prospectus, the indemnity agreement of the Company in this Section 2.6(a) shall not inure to the benefit of any Holder of Registrable Securities, underwriter or their respective control persons or Agents on account of any loss, claim, damage, liability or action arising from the sale of the Registrable Securities to any Person if the underwriter failed to give or send a copy of the final prospectus, as the same may be supplemented or amended, to that Person within the time required by the 1933 Act, and the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in such final prospectus. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers and directors and each Person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities or to such other extent as the Company and such underwriters may agree. For purposes of this Section 2.6(a), an "Agent" of a Holder of Registrable Securities is any Person acting for or on behalf of such Holder with respect to the holding or sale of such Registrable Securities.

     (b) In connection with any registration statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information with respect to the name and address of such Holder and the amount of Registrable Securities held by such Holder and such other information as the Company shall reasonably request for use in connection with any such registration statement or prospectus, and agrees to indemnify to the extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein no misleading, to the extent, but only to the extent, that such untrue statement or omission is based upon any information with respect to such Holder so furnished in writing by such Holder specifically for inclusion in any prospectus or registration statement. In no event shall the liability of any selling Holder or Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (c) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person may claim indemnification or contribution pursuant to this Agreement and, unless in the written opinion of counsel for such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.

     (d) If the indemnification provided for in this Section 2.6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.6(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.6(d), no selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling Holder were offered to the public exceeds the amount of any damages which such selling Holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     2.7 No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the terms of and on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (which shall be the Company in the case of an offering of securities by the Company) and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     2.8 The Company covenants that it will file the reports required to be filed by it under the 1933 Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other nonconfidential information so long as necessary to permit sales under Rule 144 under the 1933
Act), and it will take such action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     Section 3  Other Registration Rights.
                -------------------------

     3.1  Future Rights.  After the date of this Agreement, the Company will not
          -------------
grant to any Person (including the Holders of Registrable Securities) any registration rights ("new rights") with respect to any securities of the Company without the written consent of the Holders of a majority of the then outstanding Registrable Securities unless such new rights (i) are subordinate to and of a lesser priority than the registration rights granted by the Company under this Agreement and (ii) are not inconsistent with the terms of this Agreement. Additionally, unless otherwise consented to in writing by the Holders of a majority of the then outstanding Registrable Securities, new rights may not be granted without expressly providing that, with respect to demand registration rights granted to such other Persons, the Holders of Registrable Securities have a piggyback right upon the exercise of such new rights and shall be included in any related registration statement on the same terms and conditions as the holders of the new rights, subject to possible reduction at the initiative of the managing underwriter or underwriters, on terms substantially equivalent to those set forth in Section 2.1. The Company may grant registration rights that permit any Person the right to piggyback or may itself exercise the right to piggyback on any Demand Registration; provided, that if the managing underwriter or underwriters of such offering determines that the total amount of securities which they and the holders of such new piggyback rights intend to include in any offering may jeopardize the success of such offering (including the price at which such securities can be sold), then the amount or kind of securities to be offered for the account of holders of such new piggyback rights, or the Company if it is exercising piggyback rights, will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by the managing underwriter prior to any reduction in the amount of Registrable Securities to be included; and further provided, that if such offering is not underwritten, then any such piggyback right shall be exercised only with the consent of the Holders of a majority of the Registrable Securities being offered.

     3.2    Representation and Warranty.  The Company hereby represents and
          ---------------------------
warrants to the Holders that on or prior to the date hereof, (a) the Company has not granted any outstanding registration rights to any Person except for the registration rights granted under this Agreement and the Outstanding Registration Rights Agreements and (b) no consent, approval, authorization or waiver of any Person is required to permit the Company to execute or deliver this Agreement or perform this Agreement in accordance with its terms.

     Section 4  Miscellaneous.
                -------------

     4.1  Recapitalizations, Exchange, etc.  The provisions of this Agreement
          ---------------------------------
shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of equity capital of the Company or any successor or assign of the Company

(whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Registrable Securities, in each case as the amounts of such securities outstanding are appropriately adjusted for any equity dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date of this Agreement.

     4.2  Opinions.  When any legal opinion is required to be delivered
          --------
hereunder, such opinion may contain such qualifications as may be customary or otherwise appropriate for legal opinions in similar circumstances.

     4.3  Notices.  For purposes of this Agreement, notices and all other
          -------
communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Company to:





     if to Holders to, the address set forth next to their signature line or to such other address as any party may furnish to the others in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt, and that failure to copy legal counsel shall not invalidate notices otherwise properly given.

     4.4  Applicable Law.  This contract is entered into under, and shall be
          --------------
governed for all purposes by, the laws of the State of Texas without regard to principles of conflicts of laws.

     4.5  Amendment and Waiver.  This Agreement may be amended, and the
          --------------------
provisions hereof may be waived, only by a written instrument signed by (i) the Holders of a majority of the then outstanding Registrable Securities, and (ii) the Company; provided, however, that in no event shall any amendment impose any additional material obligations on any Holder without such Holder's written consent. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     4.6  Remedy for Breach of Contract.  The parties agree that in the event
          -----------------------------
there is any breach or asserted breach of the terms, covenants or conditions of this Agreement, the remedy of the parties hereto shall be in law and in equity and injunctive relief shall lie for the enforcement of or relief from any provisions of this Agreement. If any remedy or relief is sought and obtained by any party against one of the other parties pursuant to this Section 4.6, the other party shall, in addition to the remedy of relief so obtained, be liable to the party seeking such remedy or relief for the reasonable expenses incurred by such party in successfully obtaining such remedy or relief, including the fees and expenses of such party's counsel.

     4.7  Severability.  If any term, provision, covenant or restriction of this
          ------------
Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     4.8  Entire Agreement.  This Agreement is intended by the parties as a
          ----------------
final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties nor undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     4.9  Successors and Assigns.  This Agreement shall inure to the benefit of
          ----------------------
and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities.

     4.10 Assignment of Rights.  The Registrable Securities and rights of any
          --------------------
Holder under this Agreement with respect to any Registrable Securities may be assigned to any person who acquires Registrable Securities from a Holder, except that any person who acquires such Registrable Securities (x) pursuant to a public offering registered under the 1933 Act, or (y) pursuant to a transfer made in accordance with Rule 144 under the 1933 Act (or any similar successor provision) may not be assigned rights hereunder with respect to such Registrable Securities. Notwithstanding the foregoing, rights to cause a demand registration under Section 2.2 may only be assigned if such rights are expressly assigned in writing from a Holder. Any assignment of registration rights pursuant to this Section 4.10 shall be effective upon receipt by the Company of written notice from such assigning Holder (i) stating the name and address of any assignee, (ii) describing the manner in which the assignee acquired the Registrable Securities from such Holder and (iii) identifying the number of Registrable Securities with respect to which the rights under this Agreement are being assigned.

     4.11  Termination.  This Agreement shall terminate with respect to any
           -----------
Holder upon the earliest of (i) the first such instance as such Holder ceases to own any Registrable Securities or Warrants, (ii) the first such instance after the second anniversary of the Effective Time as such Holder ceases to own at least five percent of the outstanding shares of Common Stock and may sell all Registrable Securities owned by such Holder pursuant to Rule 144(k) (or similar provisions then in force) of the Rules and Regulations under the 1933 Act ("Rule 144(k)"), (iii) the first such instance after the third anniversary of the Effective Time as such Holder ceases to own at least five percent of the outstanding shares of Common Stock or (iv) upon written notice from such Holder to the Company that such Holder is irrevocably terminating such Holder's rights hereunder. Upon such termination, such Holder shall have no right to participate in any future Piggyback Registration or Demand Registration and shall have no obligation hereunder other than pursuant to Section 2.3(a), with respect to restrictions relating to any registration statement that had become effective prior to such termination, and Section 2.6, if applicable. Notwithstanding the foregoing, this Agreement shall not terminate with respect to any holder of Warrants with respect to any Warrant Stock until such time as all Warrant Stock acquirable or acquired by such holder pursuant to such Warrants may be sold pursuant to Rule 144(k). For the purposes of this
Section 4.11, a Holder shall be deemed to own any and all Common Stock owned by
(i) such Holder and (i) its Affiliates.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


ADDRESS:                      TUBOSCOPE VETCO INTERNATIONAL
                               CORPORATION


                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                     -------------------------------------------

                              SCF-III, L.P.

                              By:   SCF-II, L.P., its general partner

                                    By:  L.E. Simmons & Associates, Incorporated
                                         its general partner


                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                     -------------------------------------------


                              D.O.S. PARTNERS, L.P.

                              By:   SCF Partners, L.P., its general partner

                              By: L.E. Simmons & Associates, Incorporated, its general partner


                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                     -------------------------------------------

                              PANMELL (HOLDINGS) LTD.


                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                     -------------------------------------------


                              ZINK INDUSTRIES LIMITED



                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                     -------------------------------------------